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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                              Exchange Act of 1934

Filed by registrant [X]

Filed by a party other than registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              VENATOR GROUP, INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4)  Proposed maximum aggregate value of transaction:
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     (5)  Total fee paid:
        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

     (1)  Amount Previously Paid:
        ------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     (3)  Filing Party:
        ------------------------------------------------------------------------
     (4)  Date Filed:
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

                              [VENATOR GROUP LOGO]

                                                                  April 27, 2000

Dear Shareholder:

     It is a pleasure to invite you to attend the 2000 annual meeting of shareholders of Venator Group, Inc. on Thursday, June 8, 2000, at 10:00 A.M., local time, at Tappan Hill, 81 Highland Avenue, Tarrytown, New York 10591.

     The items to be considered and voted on at the meeting are described in the notice of the 2000 annual meeting of shareholders and proxy statement accompanying this letter.

     Record holders may vote their shares by using a toll-free telephone number or via the Internet. Please see the enclosed proxy card for instructions on using these convenient methods. You may also vote your shares by completing the enclosed proxy card and mailing it in the envelope provided or by voting in person by ballot at the meeting.

     Your vote is important regardless of the number of shares you own. We encourage you to vote your shares as soon as possible.

     Thank you for your continued support.

Sincerely,

/s/ Dale W. Hilpert
DALE W. HILPERT
Chairman of the Board and
Chief Executive Officer

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL
Notice of Meeting...........................................    1
General Information.........................................    2
Admission to the Meeting....................................    2
Outstanding Voting Stock....................................    2
Vote Required...............................................    3
Method of Counting Votes....................................    3
Method and Cost of Proxy Solicitation.......................    3
How to Vote Your Shares.....................................    3
Revoking Your Proxy.........................................    4
BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK.................    4
  Directors and Executive Officers..........................    4
  Persons Owning More than Five Percent of the Company's
     Stock..................................................    6
  Section 16(a) Beneficial Ownership Reporting Compliance...    7
CORPORATE GOVERNANCE........................................    7
BOARD OF DIRECTORS..........................................    8
  Organization and Powers...................................    8
  Committees of the Board of Directors......................    9
     Audit Committee........................................    9
     Acquisitions and Finance Committee.....................    9
     Compensation Committee.................................    9
     Executive Committee....................................    9
     Nominating and Organization Committee..................    9
     Retirement Investment Committee........................   10
  Directors Compensation and Benefits.......................   10
  Directors and Officers Indemnification and Insurance......   10
  Transactions with Management and Others...................   11
EXECUTIVE COMPENSATION......................................   12
  Summary Compensation Table................................   12
  Long-Term Incentive Plan -- Awards in Last Fiscal Year....   15
  Option Grants in Last Fiscal Year.........................   17
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................   18
  Retirement Plans..........................................   18
  Employment Contracts and Termination of Employment and
     Change-in-Control Arrangements.........................   20
  Compensation Committee Interlocks and Insider
     Participation..........................................   23
  Compensation Committee's Report to Shareholder on
     Executive Compensation.................................   23
  Performance Graphs........................................   27
PROPOSAL 1 -- ELECTION OF DIRECTORS.........................   28
  Nominees for Directors....................................   29
  Directors Continuing in Office............................   30
PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
  ACCOUNTANTS...............................................   31
PROPOSAL 3 -- AMENDMENT OF 1998 STOCK OPTION AND AWARD
  PLAN......................................................   31
PROPOSAL 4 -- REAPPROVAL OF PERFORMANCE GOALS AND AMENDMENT
  OF ANNUAL INCENTIVE COMPENSATION PLAN.....................   33
PROPOSAL 5 -- APPROVAL OF THE DIRECTORS STOCK OPTION PLAN...   35
DEADLINES FOR NOMINATIONS AND SHAREHOLDER PROPOSALS.........   38
OTHER BUSINESS..............................................   38
APPENDIX A..................................................  A-1
APPENDIX B..................................................  B-1
APPENDIX C..................................................  C-1

                              VENATOR GROUP, INC.
                              112 WEST 34TH STREET
                            NEW YORK, NEW YORK 10120

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

DATE:               June 8, 2000

TIME:               10:00 A.M., local time

PLACE:              Tappan Hill, 81 Highland Avenue, Tarrytown, New York 10591

RECORD DATE:        Shareholders of record on April 24, 2000 can vote at this
                    meeting.

ANNUAL REPORT:      Our 1999 Annual Report, which is not part of the proxy
                    soliciting material, is enclosed.

ITEMS OF BUSINESS:  (1) To elect three members to the Board of Directors to serve for three-year terms, and one member to the Board of
                        Directors to serve for a one-year term.
                    (2) To ratify the appointment of KPMG LLP as our independent auditors for the 2000 fiscal year.
                    (3) To approve amendments to the 1998 Stock Option and Award
                        Plan.
                    (4) To approve amendments to the Annual Incentive
                    Compensation Plan and to reapprove the plan's performance
                        goals.
                    (5) To approve the Venator Group Directors Stock Option
                        Plan.
                    (6) To transact such other business as may properly come before the meeting and at any adjournment or postponement.

PROXY VOTING:       Your vote is important to us. Please vote in one of these
                    ways:
                    (1) use the toll-free telephone number shown on your proxy card,
                    (2) visit the web site listed on your proxy card to vote via the Internet,
                    (3) follow the instructions on your proxy materials if your shares are held in street name, or
                    (4) complete and promptly return your proxy card in the
                    enclosed postage-paid envelope.

                    Even if you plan to attend the annual meeting, we encourage you to vote in advance using one of these methods.

                                                      GARY M. BAHLER
                                                        Secretary

April 27, 2000

                              VENATOR GROUP, INC.
                              112 WEST 34TH STREET
                            NEW YORK, NEW YORK 10120

                                PROXY STATEMENT

GENERAL INFORMATION

     We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Venator Group, Inc. for the 2000 annual meeting of shareholders and for any adjournments or postponements of this meeting. We are holding this annual meeting on June 8, 2000 at 10:00 A.M. In this proxy statement we refer to Venator Group, Inc. as "the Company," "we," or "us." We intend to mail this proxy statement and the proxy card to shareholders beginning on or about April 27, 2000.

     The enclosed proxy card shows the number of shares of Common Stock registered in the name of each shareholder of record on April 24, 2000, the record date for the annual meeting. Proxy cards also show, if applicable, the number of shares held in the Company's 401(k) Plan.

     Unless contrary instructions are marked on the proxy card, all shares represented by valid proxies received through this solicitation (and not revoked) will be voted FOR the election of directors named in this proxy statement, FOR the ratification of the appointment of KPMG LLP as independent accountants for 2000, FOR the amendments to the 1998 Stock Option and Award Plan, FOR the re-approval of the performance goals and the amendment to the Annual Incentive Compensation Plan; and FOR the approval of the Venator Group Directors Stock Option Plan. If you specify a different choice on the proxy card, your shares will be voted as specified.

     You may obtain without charge a copy of the Company's 1999 Form 10-K, excluding certain exhibits, by writing to our Investor Relations Department at Venator Group, Inc., 112 West 34th Street, New York, New York 10120.

ADMISSION TO THE MEETING

     Attendance at the meeting will be limited to shareholders as of the record date (or their authorized representatives) having an admission ticket or evidence of their share ownership, and guests of the Company. If you plan to attend the meeting, please mark the appropriate box on your proxy card, and we will mail an admission ticket to you. You may also request an admission ticket if you are voting by telephone or via the Internet by responding to the appropriate prompts offered in those methods.

     If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you can obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement, to the Corporate Secretary at Venator Group, Inc., 112 West 34th Street, New York, New York 10120. If you do not obtain an admission ticket, you must show proof of your ownership of the Company's Common Stock at the registration tables at the door.

OUTSTANDING VOTING STOCK

     The only voting securities of Venator Group are the shares of Common Stock. Only shareholders of record on the books of the Company at the close of business on April 24, 2000 are entitled to vote at the annual meeting and any adjournments or postponements. Each share is entitled to one vote. There were 137,578,699 shares of Common Stock outstanding on the record date. Under our By-laws, the holders of a majority of the shares entitled to vote at the meeting must be present in person or by proxy to constitute a quorum for the transaction of business.

VOTE REQUIRED

     Directors must be elected by a plurality of the votes cast. The affirmative vote of the holders of a majority of the votes cast at the meeting will be required to approve each other proposal.

METHOD OF COUNTING VOTES

     Votes will be counted and certified by independent inspectors of election. New York law and our By-laws require the presence of a quorum at the annual meeting. Under New York law, abstentions are not counted in determining the votes cast for any proposal. Votes withheld for the election of one or more of the nominees for director will not be counted as votes cast for those individuals. Broker non-votes, which occur when brokers do not receive voting instructions from their customers on non-routine matters and, consequently, have no discretion to vote on those matters, are not counted as votes cast for any proposal.

     The Company's Certificate of Incorporation and By-laws do not contain any provisions on the effect of abstentions or broker non-votes.

METHOD AND COST OF PROXY SOLICITATION

     Proxies may be solicited, without additional compensation, by directors, officers or employees of the Company by mail, telephone, facsimile, telegram, in person or otherwise. We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of the proxy materials. In addition, we will request banks, brokers and other custodians, nominees and fiduciaries to deliver proxy material to the beneficial owners of the Company's stock and obtain their voting instructions. The Company will reimburse those firms for their expenses in accordance with the rules of the Securities and Exchange Commission and the New York Stock Exchange. In addition, the Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of $12,500 plus out of pocket expenses.

HOW TO VOTE YOUR SHARES

     VOTE BY TELEPHONE

     You can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 12:01 A.M. on June 8, 2000. The voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using individual control numbers. If you vote by telephone, you can request an admission ticket for the annual meeting. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU ARE LOCATED OUTSIDE THE U.S. AND CANADA, PLEASE SEE YOUR PROXY CARD FOR ADDITIONAL INSTRUCTIONS. IF YOU ARE AN OWNER IN STREET NAME, PLEASE FOLLOW THE INSTRUCTIONS THAT ACCOMPANY YOUR PROXY MATERIALS.

     VOTE BY INTERNET

     You can also choose to vote via the Internet. The web site for Internet voting is listed on your proxy card. Internet voting is available 24 hours a day and will be accessible until 12:01 A.M. on June 8, 2000. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded, and you can also request an admission ticket for the annual meeting. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU ARE AN OWNER IN STREET NAME, PLEASE FOLLOW THE INSTRUCTIONS THAT ACCOMPANY YOUR PROXY MATERIALS.

     VOTE BY MAIL

     If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

     VOTING AT THE ANNUAL MEETING

     You may also vote by ballot at the annual meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

     All shares that have been properly voted -- whether by telephone, Internet or mail, and not revoked -- will be voted at the annual meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

     VOTING ON OTHER MATTERS

     If any other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at the annual meeting.

REVOKING YOUR PROXY

     You may revoke your proxy at any time prior to its use by submitting to the Company a written revocation, submitting a duly executed proxy bearing a later date, or providing subsequent telephone or Internet voting instructions. In addition, any shareholder who attends the meeting in person may vote by ballot at the meeting, which would cancel any proxy previously given.

                  BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK

DIRECTORS AND EXECUTIVE OFFICERS

     The table below sets forth, as reported to the Company, the number of shares of Common Stock beneficially owned as of April 12, 2000, by each of the directors, the nominee for director, and the named executive officers. The table also shows the beneficial ownership of the Company's stock by all directors, the nominee for director, the named executive officers and the executive officers as a group on that date, including shares of Common Stock that they have a right to acquire within 60 days after April 12, 2000 by the exercise of options that have been granted under the Company's stock option plans.

     Other than Roger N. Farah, no director, nominee for director, named executive officer or executive officer beneficially owned one percent or more of the total number of outstanding shares of Common Stock as of April 12, 2000. Mr. Farah beneficially owned 1.15 percent as of this date.

     Except as otherwise noted in a footnote below, each person has sole voting and investment power with respect to the number of shares shown.

                                                                   AMOUNT AND
                                                              NATURE OF BENEFICIAL
                            NAME                                   OWNERSHIP
                            ----                              --------------------
J. Carter Bacot.............................................           6,531
M. Jeffrey Branman..........................................         204,911(a)
Purdy Crawford..............................................          33,681
John E. DeWolf III..........................................          83,524(b)
Roger N. Farah..............................................       1,589,488(c)
S. Ronald Gaston............................................          66,735(d)
Philip H. Geier Jr..........................................          15,580
Jarobin Gilbert Jr..........................................           4,049
Bruce L. Hartman............................................         138,002(e)
Dale W. Hilpert.............................................         845,053(f)
Allan Z. Loren..............................................           4,686
Margaret P. MacKimm.........................................           8,031
John J. Mackowski...........................................          10,896
James E. Preston............................................          39,998(g)
David Y. Schwartz...........................................           4,000
Matthew D. Serra............................................         294,959(h)
Christopher A. Sinclair.....................................           5,781
All 22 directors, nominee for director, and executive
  officers as a group, including the named executive
  officers..................................................       3,780,190(i)

---------------
(a) Includes 158,332 shares that may be acquired by the exercise of stock options through May 29, 2000 and 465 shares held in the Company's 401(k) Plan.

(b) Includes 83,332 shares that may be acquired by the exercise of stock options through May 29, 2000 and 192 shares held in the Company's 401(k) Plan.

(c) Includes 1,249,999 shares that may be acquired by the exercise of stock options and 492 shares held in the Company's 401(k) Plan.

(d) Includes 26,666 shares that may be acquired by the exercise of stock options and 69 shares held in the Company's 401(k) Plan.

(e) Includes 70,832 shares that may be acquired by the exercise of stock options and 1,552 shares held in the Company's 401(k) Plan.

(f) Includes 616,666 shares that may be acquired by the exercise of stock options and 3,274 shares held in the Company's 401(k) Plan.

(g) Excludes 50 shares of Common Stock owned by Mr. Preston's stepchildren, with respect to which Mr. Preston disclaims beneficial ownership.

(h) Includes 83,333 shares that may be acquired by the exercise of stock options and 229 shares held in the Company's 401(k) Plan.

(i) This figure represents approximately 2.75 percent of the shares of Common Stock outstanding at the close of business on April 12, 2000. It includes all of the shares referred to in footnotes (a) through (h) above, a total of 306,095 shares that may be acquired within 60 days after April 12, 2000 by executive officers of the Company (excluding the named executive officers and Mr. Serra) by the exercise of stock options, and 3,756 shares held by executive officers (excluding the named executive officers and Mr. Serra) in the Company's 401(k) Plan.

PERSONS OWNING MORE THAN FIVE PERCENT OF THE COMPANY'S STOCK

     Following is information regarding shareholders who beneficially own more than five percent of the Company's Common Stock according to documents filed by those shareholders with the SEC. To the best of our knowledge, there are no other shareholders who beneficially own more than five percent of a class of the Company's voting securities.

                                                                   AMOUNT AND
NAME AND ADDRESS                                              NATURE OF BENEFICIAL    PERCENT
OF BENEFICIAL OWNER                                                OWNERSHIP          OF CLASS
-------------------                                           --------------------    --------
Greenway Partners, L.P.                                            19,034,522(a)        13.8%(a)
Greentree Partners, L.P.
Greenhut, L.L.C., Greenbelt Corp.,
Greensea Offshore, L.P.
Greenhouse Partners, L.P.,
Greenhut Overseas, L.L.C.,
Alfred D. Kingsley, and
Gary K. Duberstein
277 Park Avenue
New York, NY 10172
AXA Assurances I.A.R.D. Mutuelle                                   14,321,236(b)        10.4%(b)
and AXA Assurances Vie Mutuelle
21, rue de Chateaudun
75009 Paris, France
AXA Conseil Vie Assurance Mutuelle                                           (b)
100-101 Terrasse Boieldieu
92042 Paris La Defense, France
AXA Courtage Assurance Mutuelle                                              (b)
26, rue Louis le Grand
75002 Paris, France
AXA Financial, Inc.                                                          (b)
1290 Avenue of the Americas
New York, New York 10104
AXA                                                                          (b)
9 Place Vendome
75001 Paris, France
Mellon Financial Corporation                                        9,167,400(c)        6.66%(c)
One Mellon Center
Pittsburgh, PA 15258
Sasco Capital, Inc.                                                 8,087,392(d)         5.9%(d)
10 Sasco Hill Road
Fairfield, CT 06430

---------------
(a) Reflects shares beneficially owned as of March 13, 2000, according to Amendment No. 10 to a statement on Schedule 13D filed with the SEC. As reported, Greenway Partners L.P. holds sole voting and dispositive power with respect to 2,350,000 shares; Greentree Partners L.P. holds sole voting and dispositive power with respect to 1,500,900 shares; Greenhouse Partners, L.P. holds shared voting and dispositive power with respect to 2,350,000 shares; Greenhut, L.L.C. holds sole voting and dispositive power with respect to 1,500,900 shares; Greenbelt Corp. holds sole voting and dispositive power with respect to 12,101,322 shares; Greensea Offshore, L.P. holds sole voting and dispositive power with respect to 2,250,000 shares; Greenhut Overseas, L.L.C. holds shared voting and dispositive power with respect to 2,250,000 shares; Alfred D. Kingsley holds sole voting and dispositive power with respect to 832,300 shares; Alfred D. Kingsley and Gary K. Duberstein hold shared voting and dispositive power with respect to 18,202,222 shares.

(b) Reflects shares beneficially owned as of March 31, 2000 according to Amendment No. 4 to a statement on Schedule 13G filed with the SEC. As reported, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc. hold sole voting power with respect to 523,476 shares; sole dispositive power with respect to 14,321,236 shares; and shared voting power with respect to 13,734,800 shares.

(c) Reflects shares beneficially owned as of December 31, 1999, according to Amendment No. 1 to a statement on Schedule 13G filed with the SEC. Mellon Financial Corporation, a parent holding company, reported that it holds sole voting power with respect to 7,010,681 shares; sole dispositive power with respect to 8,394,387 shares; shared voting power with respect to 321,641 shares and shared dispositive power with respect to 686,113 shares. All of the shares are held by direct or indirect subsidiaries of Mellon Bank Corporation in their various fiduciary capacities.

(d) Reflects shares beneficially owned as of December 31, 1999 according to Amendment No. 2 to a statement on Schedule 13G filed with the SEC. Sasco Capital, Inc. reported that it has sole voting power with respect to 4,299,800 shares and sole dispositive power with respect to 8,087,392 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's directors, executive officers and beneficial owners of more than 10 percent of the Company's Common Stock file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. These persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 1999 fiscal year, the directors, executive officers and beneficial owners of more than 10 percent of the Company's Common Stock complied with all applicable SEC filing requirements.

                              CORPORATE GOVERNANCE

     The following is a summary of our principal corporate governance practices and policies.

INDEPENDENT BOARD OF DIRECTORS AND COMMITTEES

     Only two of the 11 members of the Board of Directors also serve as officers of the Company, and all of the committees of the Board (other than the Executive Committee and the Retirement Administration Committee) are composed entirely of outside directors. All members of the Compensation Committee are directors meeting the criteria established for outside directors in the regulations under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and for non-employee directors under Section 16 of the Exchange Act. The Audit Committee is composed entirely of non-employee directors. At least once a year, the outside directors meet without the presence of management.

PAYMENT OF DIRECTORS FEES IN STOCK

     Under the Directors' Stock Plan, one-half of the annual fee payable to directors for their Board service is paid in shares of Common Stock, with the balance paid in cash. Directors may elect to receive up to 100 percent of their fees in stock.

DIRECTOR RETIREMENT

     Our retirement policy for directors is that no person may be nominated or stand for election as a director after reaching age 72. The Company discontinued the Directors Retirement Plan in 1995, and only four of the current directors, who were then serving and had at least five years of service, will receive payments under that plan. Mr. Mackowski and Mrs. MacKimm, who are retiring as directors at this annual meeting, are eligible to receive benefits under the Directors Retirement Plan. If a non-employee director changes his or her principal business position or affiliation, including through retirement, the Board of Directors reviews and considers the appropriateness of the individual's continued participation as a member of the Board under those changed circumstances.

CONFIDENTIAL VOTING

     The Company has a policy that our shareholders be provided privacy in voting. All proxy cards, voting instructions, ballots and voting tabulations identifying shareholders are held permanently confidential from the Company, except as (i) as necessary to meet any applicable legal requirements, (ii) when disclosure is expressly requested by a shareholder or where a shareholder makes a written comment on a proxy card, (iii) in a contested proxy solicitation, or
(iv) to allow independent election inspectors to tabulate and certify the vote. The tabulators and inspectors of election are independent and are not employees of the Company.

SHAREHOLDER RIGHTS PLAN

     The Company has had a Shareholder Rights Plan since 1988 and, in 1998, the Board of Directors adopted a new Rights Plan along the lines of the original Plan.

     The Board adopted certain amendments last year to the Rights Plan that would make the Rights Plan inapplicable to certain kinds of offers to purchase all of the Company's Common Stock that meet the criteria specified for "qualifying offers." In general, the requirements for a qualifying offer are as follows:

     - The person making the offer to purchase the stock (the "Offeror") has provided firm written financial commitments from responsible financial institutions for any cash portion of the purchase price and the opinion of a nationally recognized investment bank with respect to the value of any securities portion of the purchase price.

     - The offer to purchase the Company's Common Stock remains open for at least 120 days.

     - The Offeror makes an irrevocable written commitment (1) to purchase those shares that were not acquired through the original offer for the same price paid for the shares that were acquired through the original offer,
       (2) that the Offeror will not materially amend the offer except to increase the offering price, and (3) that the Offeror will not make any offer for the Company's stock for six months after the commencement of the original offer.

     - After the consummation of the transaction, the Offeror owns at least 80 percent of the outstanding Common Stock.

     In addition, the Independent Directors, defined in the Rights Plan as directors who are not current or former officers of the Company, holders of five percent or more of the Company's shares, or the persons making the tender offer, have the discretion to shorten the time periods related to the qualifying offer provisions.

                               BOARD OF DIRECTORS

ORGANIZATION AND POWERS

     The Board of Directors has responsibility for establishing broad corporate policies, reviewing significant developments affecting Venator Group, and monitoring the general performance of the Company. Our By-laws provide for a Board of Directors consisting of not less than 9 nor more than 17 directors, the exact number to be determined, from time to time, by resolution adopted by a majority of the entire Board. The size of the Board is fixed at 11 directors. Immediately upon Mrs. MacKimm's and Mr. Mackowski's retirement from the Board and upon the election of Mr. Schwartz to the Board, the size of the Board will be fixed at 10 directors.

     In 2000 the Board of Directors is scheduled to hold six regular meetings. During 1999 the Board held 12 meetings, and each director, other than Philip H. Geier Jr., attended at least 75 percent of the aggregate total number of meetings of the Board and of meetings held by all committees of which he or she was a member. Mr. Geier attended 73 percent of the meetings of the Board and committees of which he was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. Each director serves on at least two committees. There are six standing committees of the Board. The committee memberships, the number of meetings held during 1999, and the functions of the committees are described below.

     AUDIT COMMITTEE. The members of the committee are John J. Mackowski (Chairman), Purdy Crawford, Jarobin Gilbert Jr. and Allan Z. Loren. The committee met six times during 1999.

     The committee evaluates and reviews such matters as the Company's systems of internal accounting controls and the scope and results of the Company's internal audit procedures. The committee also recommends to the Board the appointment of the Company's independent accountants, reviews the scope and results of their audit and approves their audit and non-audit fees. The committee has direct channels of communication with the Company's independent accountants and internal audit staff, including meeting with them, both with and without the presence of Company management, to discuss and review issues as appropriate. The committee also meets with the Company's financial personnel and general counsel to review their various activities and findings. While it is the responsibility of management to design and implement an effective system of internal accounting controls, it is the responsibility of the committee to ensure that management has done so. It is also the responsibility of the committee to review periodically the adequacy, management and effectiveness of the Company's information systems.

     ACQUISITIONS AND FINANCE COMMITTEE. The members of the committee are J. Carter Bacot (Chairman), James E. Preston and Christopher A. Sinclair. The committee held three meetings during 1999.

     The committee reviews certain proposed acquisitions by the Company of shares or assets of third parties, and it considers proposed debt or equity issues of the Company. In addition, the committee considers proposals concerning mergers, combinations, acquisitions, sales, or offers to purchase the Company's shares or significant assets.

     COMPENSATION COMMITTEE. The members of the committee are James E. Preston (Chairman), Philip H. Geier Jr. and Margaret P. MacKimm. The committee met three times during 1999.

     The committee establishes and approves compensation plans and goals, salaries, incentives and other forms of compensation for the Company's officers and for certain other executives of the Company and its major subsidiaries and operating divisions. The committee administers the Annual Incentive Compensation Plan, the Long-Term Incentive Compensation Plan, the Supplemental Executive Retirement Plan, the Executive Supplemental Retirement Plan, the Voluntary Deferred Compensation Plan, and may take certain actions with respect to the Trust (as defined on Page 22). The committee also administers the 1994 Venator Group Employees Stock Purchase Plan, administers and grants options under the 1995 Stock Option and Award Plan and the 1998 Stock Option and Award Plan and administers the 1986 Stock Option Plan and the Eastbay, Inc. 1994 Stock Incentive Plan. Members of the committee are not eligible to participate in any of these plans.

     EXECUTIVE COMMITTEE. The current members of the committee are Mr. Hilpert (Chairman) and all of the non-employee directors. Mr. Farah was a member and Chairman of this committee until his resignation on April 12, 2000. The committee did not meet during 1999.

     Except for certain matters reserved to the Board, the committee has all of the powers of the Board in the management of the business of the Company during intervals between Board meetings.

     NOMINATING AND ORGANIZATION COMMITTEE. The members of the committee are Jarobin Gilbert Jr. (Chairman), J. Carter Bacot and James E. Preston. The committee held one meeting during 1999.

     The committee makes recommendations to the Board with respect to the size and composition of the Board and the Company's internal organizational structure. In addition, the committee reviews the qualifications of candidates, and makes recommendations to the Board with respect to nominees, for election as directors. The committee may also consider nominees recommended by shareholders in accordance with the procedures described on Page 38.

     RETIREMENT INVESTMENT COMMITTEE.  The members of the committee are Margaret
P. MacKimm (Chairman), Purdy Crawford and John J. Mackowski. The committee met three times during 1999.

     The committee has responsibility to supervise the investment of the assets of the retirement plans of the Company and to appoint, review the performance of and, if appropriate, replace, the trustee of the Company's pension trust and the managers responsible for managing the funds of such trust.

     In addition, the Board has established a Retirement Administration Committee, composed of certain officers of the Company, to which the Board has delegated certain administrative responsibilities with regard to the retirement plans of the Company.

DIRECTORS COMPENSATION AND BENEFITS

     Our non-employee directors receive an annual retainer of $40,000. The committee chairmen receive an additional annual retainer of $3,000. No separate fees are paid for attendance at Board or committee meetings. One-half of the annual retainer is paid in shares of the Company's Common Stock under the Directors' Stock Plan, with the balance paid in cash. Directors may elect to receive up to 100 percent of their annual retainer in shares of stock. The number of shares is determined by dividing the applicable retainer amount by the average price of a share of stock on the last business day preceding July 1 of each year. The Company also reimburses non-employee directors for their reasonable expenses in attending meetings of the Board and committees, including travel expenses to and from meetings.

     At this annual meeting we are seeking shareholder approval of the Directors Stock Option Plan, which provides for an initial grant to the non-employee directors of an option to purchase that number of shares of the Company's Common Stock having a market value of $50,000 on the date shareholders approve the plan and, thereafter, an annual stock option grant on the first business day of each fiscal year for that number of shares having a market value of $50,000 on the date of grant.

     The Directors' Retirement Plan was frozen as of December 31, 1995. Consequently, only four of the current directors, including the two directors who are retiring at this annual meeting, are entitled to receive a retirement benefit under this plan because they had completed at least five years of service as a director on the date the plan was frozen and they are not entitled to receive a retirement benefit under any of the Company's other retirement plans or programs. Under the Directors' Retirement Plan, an annual retirement benefit of $24,000 will be paid to a qualified director for the lesser of the number of years of his or her service as a director or 10 years. Payment of benefits under this plan generally begins on the later of the director's termination of service as a director or the attainment of age 65. Directors with less than five years of service at December 31, 1995 and directors who are elected after this date are not eligible to participate in the Directors' Retirement Plan.

DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE

     We have purchased directors and officers liability and corporation reimbursement insurance from National Union Fire Insurance Company of Pittsburgh, Pa., The Great American Insurance Companies, The Chubb Group of Insurance Companies and Executive Risk Indemnity, Inc. These policies insure the Company and all of the Company's wholly owned subsidiaries. They also insure all of the directors and officers of the Company and the covered subsidiaries. The policies were written for a term of 36 months, from September 12, 1998 until September 12, 2001. The total annual premium for these policies is $419,903. Directors and officers of the Company, as well as all other employees with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended, are insured under policies issued by Federal Insurance Company and National Union Fire Insurance Company, which have a total premium of $97,500 for the 12-month period ending September 12, 2000.

     The Company has entered into indemnification agreements with its directors and executive officers, as approved by shareholders at the 1987 annual meeting.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Venator Group and its subsidiaries have had transactions in the normal course of business with various other corporations, including certain corporations whose directors or officers are also directors of the Company. The amounts involved in these transactions have not been material in relation to the businesses of the Company or its subsidiaries, and it is believed that these amounts have not been material in relation to the businesses of the other corporations. In addition, it is believed that these transactions have been on terms no less favorable to the Company than if they had been entered into with disinterested parties. It is anticipated that transactions with such other corporations will continue in the future.

     Purdy Crawford is Counsel to the Canadian law firm of Osler, Hoskin & Harcourt, which provided legal services to the Company in 1999. Mr. Crawford received no remuneration from the firm in 1999.

     David Y. Schwartz provided consulting services to the Company during 1999, and the Company paid him $34,892 for those services.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                            ----------------------------------------
                                              ANNUAL COMPENSATION                      AWARDS               PAYOUTS
                                       ----------------------------------   ----------------------------   ---------
                                                                                             SECURITIES
                                                             OTHER ANNUAL   RESTRICTED       UNDERLYING      LTIP       ALL OTHER
                                        SALARY      BONUS    COMPENSATION     STOCK          OPTION/SARS    PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION(A)  YEAR      ($)        ($)         ($)           ($)               (#)          ($)          ($)
------------------------------  ----   ---------   -------   ------------   ----------       -----------   ---------   ------------
Dale W. Hilpert(b)............  1999     883,712         0           0      957,500(c)(d)    500,000           0       19,383(e)
Chairman of the Board           1998     825,000         0           0            0          100,000     835,835(f)    10,860(e)
and Chief Executive Officer     1997     806,250   377,406           0            0          100,000           0        9,718(e)

Roger N. Farah (g)............  1999     749,999         0       2,583(h) 2,870,313(i)(d)    675,000           0        5,033(e)
Former Chairman of the Board    1998   1,500,000         0       3,884(h)         0                0   1,671,670(f)     6,032(e)
and Chief Executive Officer     1997   1,500,000   702,150       3,886(h)         0                0           0        5,610(e)

M. Jeffrey Branman(j).........  1999     440,000         0           0      215,000(l)(d)     50,000           0    2,302,912(m)(e)
Former Senior Vice President-   1998     435,000   200,000(k)        0            0          150,000     431,158(f)     2,595(e)
Corporate Development           1997     415,000   394,262(k)        0            0           75,000           0        3,113(e)

John E. DeWolf III(j).........  1999     420,000   500,000(n)        0      215,000(l)(d)     50,000           0      422,930(o)(e)
Former Senior Vice President-   1998     406,250         0           0            0           50,000     374,805(f)     2,959(p)
Real Estate                     1997     361,250   169,101           0            0           30,000           0        1,343(p)

Ronald Gaston(q)..............  1999     400,000   100,000(r)     4,807(s)  215,000(l)(d)     50,000           0        7,765(e)(t)
Senior Vice President           1998      68,254    50,000(r)         0           0           30,000           0       50,000(u)
and Chief Information Officer

Bruce Hartman(v)..............  1999     394,063         0      45,858(s)   161,250(l)(d)     50,000           0       66,162(w)
Senior Vice President           1998     318,750         0           0            0           25,000           0            0
and Chief Financial Officer     1997     300,000   126,390      23,290(s)         0           25,000           0       42,602(x)

---------------
(a) Includes the two persons who served as Chief Executive Officer of the Company during the 1999 fiscal year and the four other most highly compensated individuals who were executive officers of Venator Group at the end of fiscal 1999, as measured by salary and annual bonus.

(b) Elected Chairman of the Board and Chief Executive Officer on April 12, 2000. He served as President and Chief Executive Officer from August 16, 1999 to April 11, 2000, and President and Chief Operating Officer prior to August 16, 1999.

(c) The Company granted to Mr. Hilpert 100,000 shares of restricted stock on February 1, 1999 and 60,000 shares on November 10, 1999. All of the shares will vest on February 1, 2004 if Mr. Hilpert remains employed by the Company until that date. The shares will vest earlier, on March 15, 2002, if certain performance goals are attained. Mr. Hilpert has the right to vote the shares of restricted stock and to receive and retain all regular cash dividends payable after the grant dates to record holders of Common Stock. The value of the restricted stock award was calculated by multiplying the closing price of the Company's Common Stock on the New York Stock Exchange on February 1, 1999 ($5.375) by 100,000 and by multiplying the closing price on November 10, 1999 ($7.00) by 60,000.

(d) At January 29, 2000 the named executive officers held the following shares of restricted stock, having the values stated below, based upon a $5.9375 closing price of the Company's Common Stock as reported on the New York Stock Exchange on January 28, 2000, the last business day prior to the end of the fiscal year. The restrictions applicable to these shares are described in notes (c), (i) and (l). Mr. Farah's restricted stock at year-end includes 40,000 shares remaining from his January 9, 1995 award of 200,000 shares of restricted stock (160,000 shares having previously vested over the period of January 31, 1996 through January 31, 1999). The remaining 40,000 shares vested on January 31, 2000.

NAME                              # OF SHARES OF RESTRICTED STOCK     $ VALUE
----                              -------------------------------    ---------
D. W. Hilpert...................              160,000                  950,000
R. N. Farah.....................              315,000                1,870,313
M. J. Branman...................               40,000                  237,500
J. E. DeWolf III................               40,000                  237,500
B. L. Hartman...................               30,000                  178,125
S. R. Gaston....................               40,000                  237,500

(e) Includes the dollar value of the premium paid by the Company for a term life insurance policy for the benefit of the named executive and the dollar value of the Company's matching contribution under the 401(k) Plan made to the named executive's account in shares of Common Stock. The dollar values of amounts reported for 1999 are stated below. The shares of Common Stock for the matching contribution were valued at $7.00 per share, which represents the closing price of a share of Common Stock on December 31, 1999, the last day of the plan year.

                                                           EMPLOYER MATCHING
                                                           CONTRIBUTION UNDER
NAME                             LIFE INSURANCE PREMIUM       401(K) PLAN
----                             ----------------------    ------------------
D. W. Hilpert..................         $18,000                  $1,383
R. N. Farah....................         $ 3,650                  $1,383
M. J. Branman..................         $ 1,528                  $1,384
J. E. DeWolf III...............         $ 1,538                  $1,392
S. R. Gaston...................         $ 3,112                  $  483

(f) This payout was made for the 1996-1998 Performance Period. Fifty percent of the total payout listed was made in cash and fifty percent was made in shares of the Company's Common Stock. The amounts shown in the table reflect the total of the cash payment and the value of the shares received on the payment date. In accordance with the provisions of the Long-Term Incentive Compensation Plan, the average of the daily closing prices of a share of the Company's Common Stock in the 60-day period immediately preceding the payment date of April 16, 1999 ($5.91228 per share) was used to determine the stock portion of the payout. If the payouts had been made fully in cash, the cash payment would have been: $1,365,600 for Mr. Farah; $682,800 for Mr. Hilpert; $352,216 for Mr. Branman; and $306,181 for Mr. DeWolf.

(g) Served as Chairman of the Board through April 11, 2000 and as Chief Executive Officer through August 15, 1999.

(h) Tax gross-up payment related to use of company car.

(i) The Company granted to Mr. Farah 275,000 shares of restricted stock on April 26, 1999. The shares would vest over a three-year period beginning January 31, 2000 in increments of 91,666 shares, 91,667 shares and 91,667 shares on the three vesting dates. Mr. Farah has the right to vote the restricted stock and to receive and retain all regular cash dividends payable after April 1999 to record holders of Common Stock. The value of the restricted stock award was calculated by multiplying the closing price of the Company's Common Stock on the New York Stock Exchange on April 26, 1999 ($10.4375) by 275,000. Following the termination of Mr. Farah's employment on April 12, 2000, he forfeited 91,667 shares from this grant.

(j) Resigned as an officer of the Company on January 29, 2000 at the end of the 1999 fiscal year.

(k) Includes $200,000 paid as a discretionary bonus under the terms of Mr. Branman's employment.

(l) On February 1, 1999 the Company granted shares of restricted stock to the following named executive officers. The shares would vest on February 1, 2004 if the executive remained employed by the Company until that date. These shares will vest earlier, on March 15, 2002, if certain performance goals are attained. Upon grant, the executive has the right to vote the shares of restricted stock and to receive and retain all regular cash dividends payable after the grant date to record holders of Common Stock. The value of the restricted stock award was calculated by multiplying the closing price of the Company's

    Common Stock on the New York Stock Exchange on February 1, 1999 ($5.375) by the number of shares granted to the individual:

                                       NUMBER OF
                NAME                    SHARES
                ----                   ---------
M. J. Branman........................   40,000
J. E. DeWolf III.....................   40,000
S. R. Gaston.........................   40,000
B. L. Hartman........................   30,000

    Since Messrs. Branman's and DeWolf's employment terminated on February 29, 2000, they forfeited the shares of restricted stock granted to them during 1999. Mr. Gaston will forfeit the shares granted to him in 1999 upon the termination of his employment on May 2, 2000.

(m) The Company entered into a termination agreement with Mr. Branman in connection with his termination of employment. The total amount payable under this agreement is $2,300,000, which represents the severance benefit and an amount in lieu of a special incentive bonus to which he would have been entitled under the terms of his employment. A total of $1,870,000 of this amount has been paid; the remaining $430,000 is payable on February 28, 2001.

(n) Discretionary bonus in connection with certain real estate projects completed in 1999.

(o) The Company entered into a termination agreement with Mr. DeWolf in connection with his termination of employment. The total severance benefit paid to him under this agreement was $420,000.

(p) Dollar value of premium paid by the Company for term life insurance policy for the benefit of the named executive.

(q) Elected to this position effective November 30, 1998. Mr. Gaston has resigned from his position effective May 2, 2000.

(r) Guaranteed bonus paid pursuant to terms of employment.

(s) Tax gross-up payment related to relocation.

(t) Amount includes reimbursement of relocation expenses of $4,170.

(u) Sign-on bonus.

(v) Elected Senior Vice President and Chief Financial Officer effective February 27, 1999. He was Vice President-Corporate Shared Services from August 12, 1998 to February 26, 1999 and Vice President and Controller from November 18, 1996 to August 11, 1998.

(w) Amount includes reimbursement for relocation expenses of $64,778 and $1,384 representing the Company's matching contribution under the 401(k) Plan made to Mr. Hartman's account in shares of Common Stock. The shares of Common Stock for the matching contribution were valued at $7.00 per share, which represents the closing price of a share of Common Stock on December 31, 1999, the last day of the plan year.

(x) Reimbursement for relocation expenses.

           LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR (a)

                                                   PERFORMANCE      ESTIMATED FUTURE PAYOUTS UNDER
                                   NUMBER OF         PERIOD           NON-STOCK PRICE-BASED PLAN
                                 SHARES, UNITS        UNTIL       -----------------------------------
NAME                            OR OTHER RIGHTS      PAYOUT       THRESHOLD     TARGET      MAXIMUM
----                            ---------------    -----------    ---------    --------    ----------
D. W. Hilpert.................       825,000       1999-2001      $189,750     $742,500    $1,485,000
                                     825,000       1999-2000       123,750      495,000       990,000
                                     825,000       1999             66,000      247,500       495,000
R. N. Farah(b)................     1,000,000       1999-2001           N/A          N/A           N/A
                                   1,000,000       1999-2000       230,000      900,000     1,800,000
                                   1,000,000       1999            110,000      450,000       900,000
M. J. Branman(c)..............       440,000       1999-2001           N/A          N/A           N/A
                                     440,000       1999-2000           N/A          N/A           N/A
                                     440,000       1999             35,200      132,000       264,000
J. E. DeWolf III(c)...........       420,000       1999-2001           N/A          N/A           N/A
                                     420,000       1999-2000           N/A          N/A           N/A
                                     420,000       1999             33,600      126,000       252,000
S. R. Gaston(c)...............       400,000       1999-2001           N/A          N/A           N/A
                                     400,000       1999-2000           N/A          N/A           N/A
                                     400,000       1999             32,000      120,000       240,000
B. L. Hartman.................       400,000       1999-2001        92,000      360,000       720,000
                                     400,000       1999-2000        60,000      240,000       480,000
                                     400,000       1999             32,000      120,000       240,000

---------------
(a) The named executive officers, excluding M.J. Branman and J. E. DeWolf III, participate in the Long-Term Incentive Compensation Plan (the "Long-Term Plan"). M. J. Branman and J. E. DeWolf III participated in this plan while they were officers of the Company. Mr. Gaston will cease to participate in this plan upon the termination of employment on May 2, 2000. Individual target awards under the Long-Term Plan, are expressed as a percentage of the participant's annual base salary. In 1999 the Compensation Committee approved awards to the participants for the performance periods of 1999-2001, 1999-2000 and 1999. The amounts shown in the table above under the column headed "Number of Shares, Units or Other Rights" represent the annual rate of base salary for 1999 for each of the named executive officers. The amounts shown in the columns headed "Threshold," "Target," and "Maximum" represent the following percentages of the named executive officers' annual base salaries in the first year of the applicable Performance Period and represent the amount that would be paid to him at the end of the applicable Performance Period if the Company achieves the established goals. No payments were made to the named executive officers under the Long-Term Plan for the 1999 Performance Period since the Company did not meet the performance goals for this period.

                                            PERFORMANCE PERIOD   THRESHOLD   TARGET   MAXIMUM
                                            ------------------   ---------   ------   -------
D. W. Hilpert.............................     1999-2001            23%       90%      180%
                                               1999-2000            15%       60%      120%
                                               1999                  8%       30%       60%
R. N. Farah(b)............................     1999-2001            N/A       N/A       N/A
                                               1999-2000            23%       90%      180%
                                               1999                 11%       45%       90%
M. J. Branman(c)..........................     1999-2001            N/A       N/A       N/A
                                               1999-2000            N/A       N/A       N/A
                                               1999                  8%       30%       60%

                                            PERFORMANCE PERIOD   THRESHOLD   TARGET   MAXIMUM
                                            ------------------   ---------   ------   -------
J. E. DeWolf III(c).......................     1999-2001            N/A       N/A       N/A
                                               1999-2000            N/A       N/A       N/A
                                               1999                  8%       30%       60%
S. R. Gaston(c)...........................     1999-2001            N/A       N/A       N/A
                                               1999-2000            N/A       N/A       N/A
                                               1999                  8%       30%       60%
B. L. Hartman.............................     1999-2001            23%       90%      180%
                                               1999-2000            15%       60%      120%
                                               1999                  8%       30%       60%

    Any payout under the Long-Term Plan is calculated based upon the Company's performance in the applicable Performance Period and measured against the performance criteria set for the participant at the beginning of the applicable Performance Period by the Compensation Committee. These performance goals are based on one or more of the following criteria: (i) the attainment of certain target levels of, or percentage increase in, consolidated net income; or (ii) the attainment of certain levels of, or a specified increase in, return on invested capital. In addition, to the extent permitted by Section 162(m) of the Internal Revenue Code (if applicable), the Compensation Committee has the authority to incorporate provisions in the performance goals allowing for adjustments in recognition of unusual or non-recurring events affecting the Company or the Company's financial statements, or in response to changes in applicable laws, regulations or accounting principles. Unless otherwise determined by the Compensation Committee, payment in connection with awards under this plan will be made only if and to the extent performance goals for the Performance Period are attained and generally only if the participant remains employed by the Company throughout the Performance Period. The Compensation Committee may award, after completion of the Performance Period, a pro-rata payment to any participant whose employment terminated during the Performance Period.

    Upon a Change in Control, as defined in the Long-Term Plan, the Compensation Committee may, to the extent permitted under Section 162(m) of the Internal Revenue Code (if applicable), pay out an amount equal to or less than a pro-rata portion (through the date of the Change in Control) of the individual target award based on the actual performance results achieved from the beginning of the Performance Period to the date of the Change in Control and the performance results that would have been achieved had the performance goals been met for the balance of the Performance Period.

    Payment to a participant under the Long-Term Plan for each Performance Period will be made, at the discretion of the Compensation Committee, either in cash or in shares of Common Stock. If payment is made in shares of Common Stock, the number of shares to be paid to the participant will be determined by dividing the achieved percentage of a participant's annual base salary by the fair market value, as defined in the Long-Term Plan, of the Common Stock on the date of payment. The amount of any payout for the Performance Period may not exceed the lesser of 300 percent of the participant's annual base salary or $5,000,000.

(b) As a result of the termination of Mr. Farah's employment, he is eligible to receive a payment under the Long-Term Plan for the 1999-2000 Performance Period, if any, prorated to his termination date. He is not eligible to receive any payment for the 1999-2001 Performance Period.

(c) Although the Compensation Committee granted awards to M. J. Branman, J. E. DeWolf III and S. R. Gaston under the Long-Term Plan for the 1999-2001 and 1999-2000 Performance Periods, they are not eligible to receive any payments under this plan for these Performance Periods as a result of the termination of their employment.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS(A)
                                  -------------------------------------------------------
                                  NUMBER OF       PERCENT OF
                                  SECURITIES    TOTAL OPTIONS
                                  UNDERLYING      GRANTED TO      EXERCISE                   GRANT DATE
                                   OPTIONS        EMPLOYEES         PRICE      EXPIRATION      PRESENT
NAME                              GRANTED(#)    IN FISCAL YEAR    ($/SHARE)       DATE       VALUE($)(B)
----                              ----------    --------------    ---------    ----------    -----------
D. W. Hilpert...................   150,000           4.01          4.5313       02/10/09        279,490
                                   350,000(c)        9.36          6.9688       11/10/09      1,044,634
R. N. Farah.....................   500,000          13.37          4.5313       04/11/02(d)     931,634
                                   175,000           4.68          8.0313       04/11/02(d)     577,955
M. J. Branman...................    50,000           1.34          4.5313       05/29/00(e)      93,164
J. E. DeWolf III................    50,000           1.34          4.5313       05/29/00(e)      93,164
S. R. Gaston....................    50,000           1.34          4.5313       08/02/00(f)      93,164
B. L. Hartman...................    35,000            .94          4.5313       02/10/09         62,215
                                    15,000            .40          4.5938       03/10/09         28,335

---------------
(a) During 1999 the Compensation Committee granted stock options to the named executive officers under the 1998 Stock Option and Award Plan (the "1998 Award Plan"). Roger N. Farah also received a grant under the 1995 Stock Option and Award Plan (the "1995 Award Plan") for 500,000 shares.

    The per-share exercise price of each stock option may not be less than the fair market value of a share of Common Stock on the date of grant. In general, no portion of any stock option may be exercised until the first anniversary of its date of grant. The options granted during 1999 will become exercisable in three equal annual installments, beginning on the first anniversary of the date of grant. If a participant retires, becomes disabled, or dies while employed by the Company or one of its subsidiaries, all unexercised options that are then immediately exercisable, plus those options that would have become exercisable on the next succeeding anniversary of the date of grant of each option, will remain (or become) immediately exercisable as of that date. Moreover, upon the occurrence of a "Change in Control," as defined in the 1995 Award Plan and the 1998 Award Plan, all outstanding options will become immediately exercisable as of that date.

    In general, options may remain exercisable for up to three years following a participant's retirement or termination due to disability, and for up to one year for any other termination of employment for reasons other than cause. However, under no circumstances may an option remain outstanding for more than ten years from its date of grant.

(b) Values were calculated as of the date of grant using a Black-Scholes option pricing model. The values shown in the table are theoretical and do not necessarily reflect the actual values that the named executive officers may ultimately realize. Any actual value to the officer will depend on the extent to which the market value of the Company's Common Stock at a future date exceeds the option exercise price. In addition to the fair market value of the Common Stock on the date of grant and the exercise price, which are identical, the following assumptions were used to calculate the values shown in the table: a weighted-average risk-free interest rate of 5.31 percent; a stock price volatility factor of 45 percent; a two year weighted-average expected award life and a zero dividend yield. The assumptions and calculations used for the model are consistent with the assumptions for reporting stock option valuations in the Company's 1999 Annual Report.

(c) 117,744 shares of this total stock option grant were granted subject to shareholder approval of an amendment to the 1998 Award Plan eliminating the individual award limitation.

(d) In connection with the termination of Mr. Farah's employment, the vested portion of his 1999 option grants (449,999 shares) will expire on April 11, 2002. A total of 225,001 shares from his 1999 grants were cancelled as of April 12, 2000.

(e) M. J. Branman and J. E. DeWolf III resigned as officers of the Company on January 29, 2000 and their employment terminated on February 29, 2000. Under the 1998 Award Plan, the vested portion of each of their grants (16,666 shares) will expire on May 29, 2000. The shares from each of Mr. Branman's and Mr. DeWolf's 1999 option grant that had not vested as of February 29, 2000 (33,334 shares) were cancelled on that date.

(f) In connection with the termination of Mr. Gaston's employment on May 2, 2000, the vested portion of his option (16,666 shares) will expire on August 2, 2000. The unvested portion of the grant (33,334 shares) will be cancelled as of his termination date.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                         SHARES                       OPTIONS AT FY-END(#)                FY-END($)(A)
                       ACQUIRED ON     VALUE      ----------------------------    ----------------------------
NAME                   EXERCISE(#)    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                   -----------    --------    -----------    -------------    -----------    -------------
D. W. Hilpert........       0           N/A         499,999         600,001            0            243,750
R. N. Farah..........       0           N/A         800,000         675,000            0            812,500
M. J. Branman........       0           N/A         141,666         208,334            0             81,250
J. E. DeWolf III.....       0           N/A          66,666          93,334            0             81,250
S. R. Gaston.........       0           N/A          10,000          70,000            0             81,250
B. L. Hartman........       0           N/A          37,499          75,001            0             80,313

---------------
(a) The fair market value (the average of the high and low prices of the Company's Common Stock) on Friday, January 28, 2000, the last business day of 1999, was $6.1563.

RETIREMENT PLANS

     The Company maintains the Venator Group Retirement Plan (the "Retirement Plan"), a defined benefit plan with a cash balance formula, which covers associates of the Company and substantially all of its United States subsidiaries. All qualified associates at least 21 years of age are covered by the Retirement Plan, and plan participants become fully vested in their benefits under this plan upon completion of five years of service or upon attainment of age 65 while actively employed.

     Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated annually based upon a percentage of the participant's W-2 Compensation, as defined in the Retirement Plan. This percentage is determined by the participant's years of service with the Company as of the beginning of each calendar year. The following table shows the percentage used to determine credits at the years of service indicated.

                                                                                      PERCENT OF W-2
                                                               PERCENT OF ALL          COMPENSATION
YEARS OF SERVICE                                              W-2 COMPENSATION         OVER $22,000
----------------                                              ----------------    +   --------------
Less than 6.................................................        1.10                   0.55
6-10........................................................        1.50                   0.75
11-15.......................................................        2.00                   1.00
16-20.......................................................        2.70                   1.35
21-25.......................................................        3.70                   1.85
26-30.......................................................        4.90                   2.45
31-35.......................................................        6.60                   3.30
More than 35................................................        8.90                   4.45

     In addition, all balances in the participants' accounts earn interest at the fixed rate of six percent, which is credited annually. At retirement or other termination of employment, an amount equal to the vested balance then credited to the account under the Retirement Plan is payable to the participant in the form of a qualified joint and survivor annuity (if the participant is married) or a life annuity (if the participant is not married).

The participant may elect to waive the annuity form of benefit described above and receive benefits under the Retirement Plan upon retirement in an optional annuity form or an immediate or deferred lump sum, or, upon other termination of employment, in a lump sum. Participants may elect one of the optional forms of benefit with respect to the accrued benefit as of December 31, 1995 if the individual participated in the Retirement Plan as of that date.

     The Internal Revenue Code limits annual retirement benefits that may be paid to, and compensation that may be taken into account in the determination of benefits for, any person under a qualified retirement plan such as the Retirement Plan. Accordingly, for any person covered by the Retirement Plan whose annual retirement benefit, calculated in accordance with the terms of this plan, exceeds the limitations of the Internal Revenue Code, the Company has adopted the Venator Group Excess Cash Balance Plan (the "Excess Plan"). The Excess Plan is an unfunded, nonqualified benefit plan, under which the individual is paid the difference between the Internal Revenue Code limitations and the retirement benefit to which he or she would otherwise be entitled under the Retirement Plan.

     In addition, the Supplemental Executive Retirement Plan (the "SERP"), which is an unfunded, nonqualified benefit plan, provides for payment by the Company of supplemental retirement, death and disability benefits to certain executive officers and certain other key employees of the Company and its subsidiaries. The named executive officers, excluding R.N. Farah, M. J. Branman and J. E. DeWolf III, and four of the other executive officers of the Company currently participate in the SERP. S. R. Gaston will cease to participate in the SERP upon the termination of his employment on May 2, 2000. Under the SERP the Compensation Committee of the Board of Directors sets an annual targeted incentive award for each participant consisting of a percentage of salary and bonus based on the Company's performance against target. Achievement of the target causes an eight percent credit to a participant's account. The applicable percentage decreases proportionately to the percentage of the Company's performance below target, but not below 4 percent, and increases proportionately to the percentage of the Company's performance above target, but not above 12 percent. Participants' accounts accrue simple interest at the rate of 6 percent annually.

     The table below provides the estimated annual benefit for each of the named executive officers stated as a single life annuity (except for R.N. Farah, whose actual retirement benefit is stated as a 50 percent joint and survivor annuity) under the Retirement Plan, the Excess Plan, and where applicable, the SERP. Except for Messrs. Farah, Branman, DeWolf, and Gaston, the projections contained in the table assume each person's continued employment with the Company to his normal retirement date and that compensation earned during each year after 1999 to the individual's normal retirement date remains the same as compensation earned by him during 1999. The projections in the table below are based upon the accrued benefit as of December 31, 1995 or a single life annuity determined by converting the account balance projected to normal retirement date using a 6.00 percent interest rate at normal retirement age based on the average rate as published in Federal statistical release H.15 (519) for 30-year U.S. Treasury Bills for December 1999. The applicable interest rate is the rate specified in
Section 417(e)(3)(A)(ii)(II) of the Internal Revenue Code.

                                                    TOTAL ANNUAL BENEFIT         TOTAL ANNUAL BENEFIT
                                                        FOR YEARS 1-3         FOR YEARS 4 AND SUBSEQUENT
NAMED EXECUTIVE OFFICER                            FOLLOWING RETIREMENT(A)     FOLLOWING RETIREMENT(A)
-----------------------                            -----------------------    --------------------------
D.W. Hilpert.....................................         $456,365                     $33,112
M. J. Branman (b)................................              N/A                         N/A
J. E. DeWolf III (b).............................              N/A                         N/A
S. R. Gaston (b).................................              N/A                         N/A
B. L. Hartman....................................         $537,674                     $48,061

                                                             TOTAL ANNUAL BENEFIT
NAMED EXECUTIVE OFFICER                                      FOLLOWING RETIREMENT
-----------------------                                      --------------------
R. N. Farah(c).............................................        $  9,289

---------------
(a) The amounts stated for years 1-3 following retirement include the SERP benefits, payable as a lump sum spread over a three-year period. The SERP projections include a four percent credit to the participants' accounts for 2000 and assume an annual eight percent credit going forward. Beginning with the fourth year following retirement, the individuals' annual benefits will not include any SERP payments and, therefore, their annual benefits for those years will be reduced accordingly.

(b) Not eligible to receive a benefit under the Retirement Plan or the SERP as a result of the termination of his employment.

(c) Not eligible to receive a benefit under the SERP as a result of the termination of his employment.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

     We have employment agreements with Mr. Hilpert and Mr. Hartman. Mr. Farah's employment agreement, described below, was terminated as of April 12, 2000. Mr. Gaston's agreement will be terminated effective May 2, 2000. Mr. Branman and Mr. DeWolf had severance agreements while they were employed by the Company.

  D. W. HILPERT

     We entered into an employment agreement with Mr. Hilpert in his position as President and Chief Executive Officer, effective August 16, 1999 (the "August 1999 Agreement"), for a term ending on August 31, 2004. This agreement remains in effect following Mr. Hilpert's election as Chairman of the Board and Chief Executive Officer on April 12, 2000. The August 1999 Agreement supersedes the agreement we entered into in April 1999 with Mr. Hilpert as President and Chief Operating Officer. During the term of the August 1999 Agreement, Mr. Hilpert will receive a base salary of not less than $950,000 per year. In addition, Mr. Hilpert participates in the Annual Plan and the Long-Term Plan. His payout at target under the Annual Plan is 75 percent of base salary.

     Under the terms of the August 1999 Agreement, the Compensation Committee granted 60,000 shares of restricted stock to Mr. Hilpert. The shares will vest on February 1, 2004 if Mr. Hilpert is employed by the Company until that date. The shares will vest earlier, on March 15, 2002, if the Company attains certain performance targets established by the Compensation Committee.

     In the event Mr. Hilpert's employment is terminated by him for good reason or by the Company without cause, he would be entitled to payments of any unpaid base salary for the period prior to termination, any declared but unpaid bonuses, and amounts due under any employee benefit or incentive plan. Thereafter, for a period ending on the earliest of (a) the later of August 31, 2004 or two years from his termination date (b) his death, or (c) his violation of any post-employment requirements, the Company will pay to Mr. Hilpert his annual base salary in effect immediately prior to his termination.

     Mr. Hilpert would receive in a lump sum the same payments described above following a Change in Control if (a) he terminates his employment within the 30-day period following the Change in Control, (b) we terminate his employment without cause, or (c) he terminates his employment for good reason during the two-year period following the Change in Control. If the sum of the payments to be made to Mr. Hilpert in such circumstances is less than three times his then-current base salary plus annual bonus at target in the year of termination, then the Company will pay the difference to Mr. Hilpert. In the event he becomes entitled to the payments in this paragraph and the payments are determined to constitute payments under Section 280G(b)(2) of the Internal Revenue Code and subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will pay him a gross-up payment for the excise and related income taxes incurred in connection with the gross-up payment. Also, Mr. Hilpert's restricted stock would immediately vest upon a Change in Control.

     Finally, if Mr. Hilpert's employment is terminated (a) by him for good reason, (b) by the Company without cause, (c) following a Change in Control, or
(d) on August 31, 2004 if we do not have an employment agreement extending Mr. Hilpert's employment, and the amount of retirement benefits to which he is then entitled under the Retirement Plan, the Excess Plan, and the SERP is less than $1,300,000, the Company will increase the amount in his SERP account so that this total is reached. This provision compensates Mr. Hilpert for the benefit he would have received under his previous employer's supplementary plan.

  R. N. FARAH

     APRIL 2000 AGREEMENT -- The Company entered into an agreement with Mr. Farah on April 12, 2000 (the "April 2000 Agreement") in connection with his resignation as Chairman of the Board, which terminated his August 1999 Agreement. Under the April 2000 Agreement, the Company paid Mr. Farah his base salary through April 12, 2000. Under the terms of this agreement, he is entitled to receive any payouts under the Annual Plan for the 2000 fiscal year and under the Long-Term Plan for the 1999-2000 performance period, prorated to his termination date. The portions of Mr. Farah's 1999 stock option grants that were scheduled to vest on April 14, 2000, February 10, 2001 and April 14, 2001 were vested on April 12, 2000. The remaining unvested shares from Mr. Farah's 1999 option grants were cancelled as of his termination date. Mr. Farah has until April 11, 2002 to exercise his vested 1999 options and until July 11, 2000 to exercise his vested options from his 1994 stock option grant. In addition, the portion of Mr. Farah's 1999 restricted stock award that was scheduled to vest on January 31, 2001 vested on April 12, 2000. Mr. Farah forfeited the remainder of his 1999 restricted stock award.

     AUGUST 1999 AGREEMENT -- Mr. Farah resigned as Chief Executive Officer of the Company on August 15, 1999, and we entered into a new employment agreement with him as Chairman of the Board effective as of August 16, 1999 (the "August 1999 Agreement"). This agreement superseded Mr. Farah's April 1999 Agreement, which is described below. The August 1999 Agreement terminated on April 12, 2000 when Mr. Farah resigned as Chairman of the Board. During the term of the August 1999 Agreement, the Company paid Mr. Farah an annual base salary of $250,000. Mr. Farah would continue to participate in the Annual Plan through the 2000 fiscal year, with a payout at target of 100 percent of base salary. He would also continue to participate in the Long-Term Plan for the 1999 and 1999-2000 performance periods.

     Under the August 1999 Agreement if either the Company or Mr. Farah terminated his employment following a Change in Control, as defined in the August 1999 Agreement, he would be entitled to payments of any unpaid base salary for the period prior to termination, any declared but unpaid bonuses and amounts due under any employee benefit or incentive plans. He also would be entitled to the rights provided under any employee benefit or incentive plans. Additionally, the forfeiture period of the restricted stock would terminate and the shares of restricted stock granted to him in 1999 would immediately vest. The Company would also pay Mr. Farah an amount equal to three times his base salary plus bonus under the Annual Plan at target in the year of his termination following a Change in Control. If Mr. Farah became entitled to the payments in this paragraph following a Change in Control and the payments were determined to be payments under Section 280G(b)(2) of the Internal Revenue Code and subject to an excise tax under Section 4999 of the Internal Revenue Code, then we would pay Mr. Farah a gross-up payment for the excise and related income taxes incurred in connection with the gross-up payment.

     APRIL 1999 AGREEMENT -- In April 1999 we entered into an employment agreement (the "April 1999 Agreement") with Mr. Farah as Chairman of the Board and Chief Executive Officer, which superseded his original employment agreement from 1994. The April 1999 Agreement was terminated by mutual agreement at the time Mr. Farah and the Company entered into the August 1999 Agreement described above. The April 1999 Agreement reconfigured his compensation package by significantly reducing Mr. Farah's base salary and increasing the amount of his compensation tied to the performance of the Company and the price of our stock. Mr. Farah received an annual base salary of $1 million under the April 1999 Agreement, which was a $500,000 reduction from the salary he received under his original agreement. Mr. Farah also participated in the Annual Plan and the Long-Term Plan, with a payout under the Annual Plan of 100 percent of his base salary.

     The April 1999 Agreement provided that Mr. Farah would receive an annual stock option grant to purchase that number of shares of the Company's stock having a market value of $5 million on the date of grant. This agreement also provided for a one-time grant to Mr. Farah of 275,000 shares of restricted stock, vesting over a period of three years beginning January 31, 2000, tied to Mr. Farah's continued employment.

  B. L. HARTMAN

     We also have an employment agreement with Mr. Hartman in his position as Senior Vice President and Chief Financial Officer of the Company, for a term beginning on January 1, 2000 and ending on December 31, 2001. The term of this agreement will automatically be extended for an additional one-year period unless we give Mr. Hartman notice that the Company does not intend to extend his agreement.

     If the Company terminates Mr. Hartman's employment without cause or does not extend the term of his agreement beyond its then current termination date, or if he terminates his employment for good reason, the Company will pay his base salary to him through the termination date and a severance benefit of not less than 52 weeks' salary. If Mr. Hartman's employment is terminated for good reason or without cause within 24 months of a Change in Control, he would be entitled to a severance benefit of not less than 104 weeks' salary plus two times his annual bonus at target. The Company would pay Mr. Hartman his severance benefit in two installments -- 50 percent upon termination and 50 percent one year following his termination. Prior to a Change in Control, he would forfeit the second installment of his severance benefit if he engages in competition during the one-year period following his termination date. If, however, a Change in Control occurs before Mr. Hartman receives the remaining 50 percent of his severance benefit, he would be entitled to receive this payment within 10 days following the Change in Control.

     The Company has an employment agreement with Mr. Gaston as Senior Vice President and Chief Information Officer under substantially the same terms as Mr. Hartman's agreement. Mr. Gaston's agreement terminates on May 2, 2000 the effective date of his resignation from the Company.

  M. J. BRANMAN AND J. E. DEWOLF III

     The Company had severance agreements with Mr. Branman and Mr. DeWolf during 1999, which provided for severance payments if their employment were terminated by the Company without cause or by them for good reason. The Company entered into agreements with Mr. Branman and Mr. DeWolf in connection with the termination of their employment at the end of the 1999 fiscal year, which terminated their prior severance agreements. The termination agreement with Mr. Branman provided for a total severance payment of $2,300,000, which represents the severance benefit and an amount in lieu of a special incentive bonus to which he would have been entitled under the terms of his employment. The termination agreement with Mr. DeWolf provided for a total severance payment of $420,000, which represents the severance benefit to which he would have been entitled if the Company terminated his employment without cause. In addition, we entered into a consulting agreement with Mr. DeWolf effective March 1, 2000 through June 30, 2000 under which he provides real estate consulting services to the Company for a fee of $40,000 per month. Mr. DeWolf is also entitled to a contingent payment of $140,000 related to the completion of the sale of certain specified property.

  TRUST AGREEMENT

     The Company has established a trust (the "Trust") in connection with certain of its benefit plans, arrangements, and agreements, including certain of those described above, and other benefit plans, agreements or arrangements that subsequently may be covered (collectively, the "Benefit Obligations"). Under the Trust agreement, in the event of a Change in Control of the Company (as defined in the Trust agreement), the trustee would pay to the persons entitled to the Benefit Obligations, out of funds held in the Trust, the amounts to which they may become entitled under the Benefit Obligations. Upon the occurrence of a Potential Change in Control of the Company (as defined in the Trust agreement), the Company is required to fund the Trust with an amount sufficient to pay the total amount of the Benefit Obligations. Following the occurrence, and during the pendency, of a Potential Change in Control, the trustee is required to make payments of Benefit Obligations to the extent these payments are not made by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999 the following individuals (none of whom had been an officer or employee of the Company or any of its subsidiaries) served on the Compensation
Committee: Philip H. Geier Jr., Margaret P. MacKimm and James E. Preston. There were no interlocks with other companies within the meaning of the SEC's proxy rules.

                COMPENSATION COMMITTEE'S REPORT TO SHAREHOLDERS
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), composed of the directors listed below, has responsibility for all compensation matters involving the Company's executive officers and for significant elements of the compensation of the chief executive officers of its business units. None of the members of the Committee are officers or employees of the Company or any of its subsidiaries. This is our report on the Company's executive compensation in 1999.

     Compensation Policy. It is the policy of the Company to design and maintain a compensation policy that will enable the Company to attract, motivate, and retain executive officers and the chief executive officers of its operating units by providing a fully competitive total compensation opportunity. This policy, developed under the oversight and with the approval of the Committee, provides for (i) competitive base salaries, which reflect the responsibilities of the position held and performance in the position; (ii) annual incentive opportunities payable in cash, which are based on the Company's achievement of previously specified performance goals; (iii) long-term incentive opportunities, payable in stock or cash, which are based on the Company's achievement of previously specified performance goals; and (iv) long-term stock-based incentive opportunities, which are designed to strengthen the mutuality of interest between participating associates and the shareholders. The Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment in establishing performance criteria, evaluating performance, and determining actual incentive payment levels. For senior level management associates the compensation policy provides that a greater percentage of total compensation will be at risk, dependent upon the Company's performance in relation to targets established under incentive compensation plans, or, in the case of stock options, increases in the price of the Company's Common Stock.

     Compensation Program. In order to implement this compensation policy, the Company, under the oversight and with the approval of the Committee, has established a compensation program for senior executive officers and the chief executive officers of its business units consisting of four components: base salary, participation in the Annual Plan, participation in the Long-Term Plan, and grants under the Award Plans. These individuals, along with other associates of the Company, also have the opportunity to participate in the employee stock purchase program. The Company has a substantially similar compensation program for its other officers and senior management employees.

     A performance evaluation of each member of management is conducted by the Company's management at the beginning of each year, based upon goals, responsibilities, and other performance criteria established at the beginning of the prior year. Similarly, the outside directors meet privately each year to evaluate the performance of the Chief Executive Officer. Salary recommendations are then made based upon the results of these performance reviews. With regard to executive officers (other than the Chief Executive Officer) and the chief executive officers of the Company's business units, management makes these salary recommendations to the Committee. The Committee then reviews the base salaries of these individuals and determines the changes, if any, that should be made to their base salaries based upon the officer's performance and the need to maintain a competitive position with other national retail companies.

     At the beginning of each year, the Committee also establishes the performance goals under the Annual Plan for that year and under the Long-Term Plan for the performance period then beginning. The performance goals under the Annual Plan for 1999 were based on a combination of pre-tax earnings and percentage return on invested capital, with targets for executive officers being equal to the budgeted pre-tax earnings and percentage return on invested capital set in the Company's operating budget for the year. The chief executive officers of the business units participate in annual bonus plans with goals tied to operating results of their respective units. Payments under the Long-Term Plan are based on a combination of cumulative net income and percentage return on invested capital of the Company during the performance period, in relation to targets established by the Committee. In 1999, in order to provide continued incentive to the key executives who participate in the Long-Term Plan, the Committee established performance goals for three performance periods beginning in 1999 and ending in each of 1999, 2000, and 2001.

     Each year the Committee considers granting options to purchase Common Stock to key employees, including executive officers. Stock option grants are intended to provide additional incentive for superior performance by officers and key employees who have the most impact on the management and success of the Company's businesses. Stock options granted by the Committee in 1999 vest in three equal annual installments beginning on the first anniversary of the date of grant. Approximately 400 employees participate.

     As part of a program designed to retain key executives in a difficult business environment and drive superior performance over the ensuing three-year period, in 1999 the Committee also granted restricted stock to the executive officers, the chief executive officers of the business units, and certain other key executives of the Company. The restrictions on the stock lapse after five years (assuming continued employment of the executive with the Company) or after three years if certain performance targets established by the Committee are met.

     In determining the number of options and shares of restricted stock to be granted to executive officers, the Committee considered several factors, including the position held by the individual, his or her performance, the number of options granted to these individuals in previous years, the financial results of the Company for the prior year, the price of a share of Common Stock, and the need to retain key executives during the period when the Company was completing its turnaround.

     The performance of the Company's continuing operations in 1999 did not meet the performance targets established by the Committee under the Annual Plan or the Long-Term Plan, and therefore no payments were made to the executive officers under those plans.

     Chief Executive Officer's Compensation. When Dale W. Hilpert became Chief Executive Officer of the Company in August 1999, the Company entered into a new employment agreement with him. The terms of that agreement are summarized on Page 20. As a result of Mr. Hilpert's new position, the Committee adjusted his base salary and the percentage of base salary payable under the Annual Plan, at target. Additional stock options and restricted stock were also granted.

     In approving the new compensation arrangements with Mr. Hilpert, the Committee considered the compensation of chief executive officers of other companies in the retail and athletic footwear and apparel industries and the benefits to the Company and its shareholders that were expected to result from providing Mr. Hilpert with a meaningful compensation opportunity tied to the performance of the Company and the price of its Common Stock.

     Roger N. Farah served as the Company's Chief Executive Officer until August 1999. Prior to April 1999, Mr. Farah's compensation package was unchanged from the employment agreement negotiated by the Company and Mr. Farah at the time he joined the Company in 1994 (the "1994 Agreement"). The 1994 Agreement provided for a base salary of $1,500,000 per year, and a bonus at target under the Annual Plan of 50 percent of base salary. Two hundred thousand shares of restricted stock were granted to Mr. Farah in 1994 subject to a restriction related to his continued employment, to vest at 20 percent per year at the end of the first through fifth years of employment. As of January 31, 2000, the restrictions have lapsed on all of these shares.

     In April 1999 the Company and Mr. Farah entered into a new employment agreement, the terms of which are summarized on Page 21, for a term ending January 31, 2003 (the "1999 Agreement"). In the 1999 Agreement, the Company and Mr. Farah agreed to reconfigure his compensation package to reduce significantly his base salary and to increase the amount of his compensation that was "at risk" based upon the performance of the Company (through increased "at target" pay-outs under the Annual Plan and the Long-

Term Plan) and the price of the Company's Common Stock (through a restricted stock grant and on-going stock option grants).

     When Mr. Farah resigned as Chief Executive Officer of the Company in August 1999, the Company and Mr. Farah entered into a new employment agreement in connection with his services as Chairman of the Board of the Company, the terms of which are summarized on Page 21, and the 1999 Agreement was terminated.

     As noted, Mr. Farah's compensation arrangements prior to April 1999 were unchanged from those negotiated by the Company and Mr. Farah at the time he joined the Company in 1994. In approving the compensation arrangements for Mr. Farah contained in the 1999 Agreement, the Committee considered his prior compensation arrangements, the compensation of chief executive officers of other companies in the retail and athletic footwear and apparel industries, and the benefits to the Company and its shareholders that were expected to result from providing Mr. Farah with a meaningful incentive compensation opportunity tied to the performance of the Company and the price of its Common Stock.

     Based upon the Company's performance in 1999 compared to targets established under the Annual Plan, as discussed above, no payments were made to Mr. Farah or Mr. Hilpert under the Annual Plan for 1999 or under the Long-Term Plan for the performance periods ended in 1999.

     One Million Dollar Pay Deductibility Cap. Under Section 162(m) of the Code, public companies are precluded from receiving a federal tax deduction on compensation paid to certain executive officers in excess of $1 million per year unless certain requirements are met. It is generally the Committee's view that the compensation plans and programs of the Company should be designed and administered in a manner that ensures the tax deductibility by the Company of compensation paid to its executives. As a consequence, the Annual Plan, the Long-Term Plan, and the 1995 and 1998 Stock Option and Award Plans are structured so that cash compensation paid and stock options granted under those plans qualify for an exemption from the $1 million pay deductibility limit. At this year's annual meeting, the Company is again seeking shareholder approval of the performance goals of the Annual Plan so that the Plan continues to qualify under Section 162(m) of the Internal Revenue Code. The Committee recognizes, however, that situations may arise when it is in the best interests of the Company and its shareholders to pay compensation to an executive that cannot be deducted for tax purposes. Most of the compensation related to the restricted stock grants made to Mr. Hilpert, and potentially some portion of the restricted stock grants made to certain other officers, are not expected to be deductible. It was the view of the Committee that the benefits of securing the services of Mr. Hilpert and these officers outweigh the Company's inability to obtain a tax deduction for those elements of compensation.

     2000 Annual Meeting. At the recommendation of the Compensation Committee, the Board of Directors has approved three changes to compensation programs and is submitting these for shareholder approval at this year's annual meeting. First, we are seeking to increase the number of authorized shares under the 1998 Award Plan. The Committee believes that, particularly in this period, stock options are a significant tool for recruiting and motivating key associates and are a prime means of aligning the interests of these associates with those of the shareholders. The Committee has also recommended an amendment to the 1998 Award Plan that will eliminate the annual cap on the number of options that can be granted to any one individual (while retaining a cap on the overall number of options that can be granted to an individual). In administering the stock option plans, the Committee has found the individual annual cap to be ineffective in certain limited recruitment or promotion situations, such as this year's promotion of Mr. Hilpert to the Chief Executive Officer's position, while providing no benefit to shareholders that is not provided through the overall cap. Finally, the Committee has recommended an amendment increasing the percentage of salary (but not the dollar limitation) that may be paid to an executive under the Annual Plan. As with the cap under the stock option plan, the Committee has found, in administering the Annual Plan, that this restriction has limited its ability to design effective compensation packages -- in particular in creating a compensation package for Mr. Hilpert where more of his compensation would be at risk, dependent upon the performance of the Company, and less would be in the form of base salary.

                                          James E. Preston, Chairman
                                          Philip H. Geier Jr.
                                          Margaret P. MacKimm

PERFORMANCE GRAPHS

     The following performance graph compares the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Index and the S&P Retail Stores Composite Index from January 29, 1995 through January 29, 2000. The graph assumes an investment of $100 in the Company's Common Stock and in each index on January 29, 1995, and that all dividends were reinvested.
[PERFORMANCE GRAPH]

                                                      VENATOR GROUP                  S&P 500                   S&P RETAIL
                                                      -------------                  -------                   ----------
Jan 95                                                   100.00                      100.00                      100.00
Jan 96                                                    69.60                      132.70                      102.80
Jan 97                                                   127.20                      164.23                      122.44
Jan 98                                                   138.40                      209.50                      183.31
Jan 99                                                    32.80                      272.04                      297.40
Jan 00                                                    38.00                      289.16                      292.51

     The next graph compares the cumulative total shareholder return on the Company's Common Stock against the Russell 2000 Index and a selected peer group from September 27, 1996 (the date on which all peer group members were publicly held) through January 29, 2000. The peer group consists of The Finish Line, Inc., Footstar, Inc. (whose business includes operations outside of athletic footwear and apparel retailing) and The Sports Authority, Inc. Just For Feet, Inc., which was previously included in this graph, was omitted since its stock is no longer publicly traded. The Company believes that this selected group reflects the Company's peers as retailers in the athletic footwear and apparel industry.

                                                      VENATOR GROUP               RUSSELL 2000                    PEER
                                                      -------------               ------------                    ----
Sept 96                                                  100.00                      100.00                      100.00
Jan 97                                                    96.36                      106.00                       83.74
Jan 98                                                   104.85                      125.03                       67.96
Jan 99                                                    24.85                      123.65                       48.23
Jan 00                                                    28.79                      146.05                       41.47

                       PROPOSAL 1. ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides that the members of the Board of Directors be divided into three classes serving staggered three-year terms, each class to be as nearly equal in number as the other two. The terms of Matthew D. Serra and the four directors who constitute Class III expire at the 2000 annual meeting upon the election and qualification of their successors.

     John J. Mackowski and Margaret P. MacKimm are retiring as directors and are not standing for re-election following the expiration of their terms at the 2000 annual meeting. Jarobin Gilbert Jr., Allan Z. Loren, and David Y. Schwartz will be considered for election as directors in Class III, each to hold office for a three-year term expiring at the annual meeting in 2003. Matthew D. Serra will be considered for election as a director in Class I, to hold office for a one-year term expiring at the annual meeting in 2001. The six remaining directors will continue in office, in accordance with their previous elections, until the expiration of the terms of their classes at the 2001 or 2002 annual meeting. Each nominee has been nominated by the Board of Directors for election and has consented to serve for the specified term. Messrs. Gilbert, Loren and Serra are presently serving as directors. Mr. Gilbert and Mr. Loren were elected to serve for their present terms at the annual meetings in 1997 and 1998, respectively. Mr. Serra was elected to the Board on April 12, 2000. Mr. Schwartz is not presently serving as a director.

     If, prior to the annual meeting, any of the four nominees becomes unable to serve as a director for any reason, the persons designated as proxies on the enclosed proxy card will have full discretion to vote the shares represented by proxies held by them for another person to serve as a director in place of that nominee.

     Biographical information follows for the four nominees and for each of the six other directors of the Company whose present terms as directors will continue after the 2000 annual meeting. Any reference to a person's tenure as a director of the Company includes service as a director of F.W. Woolworth Co. for the period prior to the 1989 share exchange between the Company and F.W. Woolworth Co.

     There are no family relationships among the directors or executive officers of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES IDENTIFIED FOR ELECTION.

NOMINEE FOR DIRECTOR
TERM EXPIRING IN 2001


[SERRA PHOTO]          MATTHEW D. SERRA.  Age 55. Director since April 12, 2000.
                       The Company's President since April 12, 2000 and Chief
                       Operating Officer since February 9, 2000. He was President and Chief Executive Officer of the Company's Foot Locker
                       Worldwide division from September 21, 1998 to February 8,
                       2000. Mr. Serra previously served as Chairman and Chief
                       Executive Officer of Sterns, a division of Federated
                       Department Stores, Inc., from March 1993 to September 1998.

NOMINEES FOR DIRECTORS
TERMS EXPIRING IN 2003


[GILBERT PHOTO]        JAROBIN GILBERT JR.  Age 53. Director since 1981. President and Chief Executive Officer of DBSS Group, Inc. (management, planning and trade consulting services) since 1992. He is a director of Whitman Corp. and Midas, Inc. He is a trustee of
                       Atlantic Mutual Insurance Company and a director of its
                       subsidiaries, Atlantic Specialty Insurance Company and
                       Centennial Insurance Company. Mr. Gilbert is also a director of Valley Agency for Youth and a permanent member of the
                       Council on Foreign Relations.

[LOREN PHOTO]          ALLAN Z. LOREN.  Age 61. Director since 1998. Executive Vice
                       President and Chief Information Officer of American Express
                       Company (travel and financial services) from May 1994 to
                       April 2000. He is a director of Reynolds & Reynolds Company and Hershey Foods Corp.

[SCHWARTZ PHOTO]       DAVID Y. SCHWARTZ.  Age 59. Mr. Schwartz is not currently
                       serving as a director. Independent business adviser and
                       consultant since July 1997. He was a partner with Arthur
                       Andersen LLP (public accounting firm) from 1972 until he
                       retired in 1997. Mr. Schwartz is a director of Walgreen Co.

DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING IN 2001


[PRESTON PHOTO]        JAMES E. PRESTON.  Age 67. Director since 1983. Chairman of the Board of Avon Products, Inc. (manufacture and sale of
                       beauty and related products) from 1989 to May 6, 1999, and
                       Chief Executive Officer of Avon Products, Inc. from 1989 to
                       June 1998. He is a director of ARAMARK Corporation, Reader's
                       Digest Association, Outpost.com, Project Hope, The Edna
                       McConnell Clarke Foundation, The New Milford Hospital, and
                       the Kent Land Trust.

[SINCLAIR PHOTO]       CHRISTOPHER A. SINCLAIR.  Age 49. Director since 1995.
                       Chairman of the Board of Caribiner International (business communications) since May 5, 1999 and Chief Executive
                       Officer from December 22, 1998 to present. He was President of Caribiner International from December 22, 1998 to May 4,
                       1999. Mr. Sinclair was President and Chief Executive Officer
                       of Quality Food Centers, Inc. (supermarket chain) from
                       September 12, 1996 to March 1998. He was Chairman and Chief
                       Executive Officer of Pepsi-Cola Company, a division of
                       PepsiCo, Inc. ("PepsiCo") (beverages, snack foods and
                       restaurants) from April 1996 to July 1996; and President and
                       Chief Executive Officer of PepsiCo Foods and Beverages
                       International, a division of PepsiCo, from 1993 to April
                       1996. He is a director of Caribiner International, Mattel,
                       Inc. and the Amos Tuck School of Business Administration at
                       Dartmouth College.

DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING IN 2002

[BACOT PHOTO]          J. CARTER BACOT.  Age 67. Director since 1993. Chairman of the Board of The Bank of New York Company, Inc. (bank
                       holding company) and of The Bank of New York, its wholly
                       owned subsidiary, from 1982 to February 7, 1998; Chief
                       Executive Officer of The Bank of New York Company, Inc. and
                       of The Bank of New York from 1982 to July 1, 1997. He is a trustee of Atlantic Mutual Insurance Company and a director of its subsidiaries, Atlantic Specialty Insurance Company
                       and Centennial Insurance Company; and a director of The Bank of New York Company, Inc., Time Warner, Inc., Associates
                       First Capital Corporation, Phoenix Home Life Mutual
                       Insurance Company and United Way of New York City. He is
                       also a Trustee of Hamilton College.

[CRAWFORD PHOTO]       PURDY CRAWFORD.  Age 68. Director since 1995. Chairman of
                       the Board of AT&T Canada (telecommunications) since June
                       1999. Chairman of the Board of Imasco Limited (Canada)
                       (consumer products and services) from 1987 to February 2000 and its Chief Executive Officer from 1987 to 1995. Mr.
                       Crawford is a director of Camco, Inc., Canadian National
                       Railway Company, Inco Limited, Maple Leaf Foods Ltd., Petro-
                       Canada and Nova Scotia Power Inc. He is Governor Emeritus of
                       McGill University; Chancellor of Mount Allison University; a
                       member of the Advisory Board of Oxford Frozen Foods Limited;
                       and Counsel to the Canadian law firm of Osler, Hoskin &
                       Harcourt.

[GEIER PHOTO]          PHILIP H. GEIER JR.  Age 65. Director since 1994. Chairman of the Board and Chief Executive Officer of Interpublic
                       Group of Companies, Inc. (advertising agencies and other
                       marketing communication services) since 1980. He is a
                       director of Fiduciary Trust Company International, AEA
                       Investors, Inc. and the International Tennis Hall of Fame.
                       He is also a member of the Board of Overseers and Managers of Memorial Sloan Kettering Cancer Center, the Board of
                       Overseers of Columbia Business School, and the Board of
                       Trustees of the Whitney Museum of American Art.

[HILPERT PHOTO]        DALE W. HILPERT.  Age 57. Director since 1995. The Company's
                       Chairman of the Board and Chief Executive Officer since
                       April 12, 2000. He was President and Chief Executive Officer
                       of the Company from August 16, 1999 to April 11, 2000, and
                       President and Chief Operating Officer of the Company from
                       May 15, 1995 to August 15, 1999. Mr. Hilpert was Chairman
                       and Chief Executive Officer of the Payless Shoe Source
                       division of The May Department Stores Company (retail
                       merchants) from 1985 to April 1995.

    PROPOSAL 2.   RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     On the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP ("KPMG") as independent accountants of the Company for the fiscal year that began January 30, 2000, subject to ratification by the shareholders at the 2000 annual meeting. A resolution for ratification will be presented at the annual meeting.

     KPMG has no interest, financial or otherwise, direct or indirect, in the Company other than as independent accountants.

     Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2.

  PROPOSAL 3.   APPROVAL OF AMENDMENTS TO THE 1998 STOCK OPTION AND AWARD PLAN

     The Board of Directors of the Company has adopted amendments to the 1998 Award Plan, subject to shareholder approval at the 2000 annual meeting. The amendments would increase by 6,000,000 shares the total number of shares authorized to be issued under this plan and would remove the limit on the number of shares that may be granted to a participant in each year. The amendments would also increase the number of shares that may be issued as restricted stock and other stock-based awards from 1.5 million shares to 3 million shares. Approximately 400 employees participate in the 1998 Award Plan.

     The material provisions of the 1998 Award Plan are described on Page 17. The complete text of the 1998 Award Plan, as proposed to be amended, is attached as Appendix A.

SUMMARY OF THE PROPOSED AMENDMENTS.

     In June 1998 shareholders approved the 1998 Award Plan, which authorized the grant of awards in the form of stock options, stock appreciation rights, restricted stock, and other stock-based awards. There are currently 6,000,000 shares authorized under this Plan. As of April 12, 2000, prior to the option grants made on that date, there were outstanding awards covering 4,385,559 shares, and only 1,562,980 shares remained available as of this date for awards under this plan. Therefore, additional shares are needed so that the Company is able to continue its stock option and stock award incentive programs for key executives. We believe that these programs provide participants with additional incentive to contribute to the success of the Company and help the Company maintain a competitive compensation program that allows the Company to recruit and retain the best qualified individuals. The plan approved by shareholders in 1998 provided that no more than 1.5 million shares, or 25 percent of the total authorized shares, would be available for awards of restricted stock. The number of shares that would be available for awards of restricted stock and other stock-based awards under the 1998 Award Plan, as amended, would be increased to 3 million shares, or 25 percent of the total authorized shares.

     The amendments to the 1998 Award Plan would remove the provision that limited the number of shares that may be awarded to a participant in any one year to 600,000 shares. On November 10, 1999 the Compensation Committee granted a stock option to Mr. Hilpert for a total of 350,000 shares under the 1998 Award Plan in connection with his assumption of the position of Chief Executive Officer. Since the number of shares in this stock option grant exceeded the individual share limitation by 117,744 shares, the Committee granted the portion of Mr. Hilpert's option covering 117,744 shares subject to shareholder approval of an amendment to the 1998 Award Plan removing this limitation. If shareholders do not approve the amendment of the 1998 Award Plan, Mr. Hilpert's option for 117,744 shares would be cancelled.

     In addition, the 1998 Award Plan provides that no participant may receive awards which in the aggregate exceed 10 percent of the total number of shares authorized under the plan. This limitation is not being amended; however, if shareholders approve the amendment to the 1998 Award Plan, the effect will be to increase the 10 percent aggregate award limitation from 600,000 shares to 1.2 million shares.

1999 GRANTS AND AWARDS

     The Compensation Committee granted the stock options and awarded the restricted stock to the named executive officers shown in the tables on Pages 12 and 17 during 1999. The Company did not grant any stock options to the non-employee directors during 1999. The Company granted stock options, restricted stock, and other stock based awards during 1999 under the 1998 Award Plan to the executive officers as a group, including the named executive officers, covering 2,045,232 shares, and to all employees as a group covering 4,667,232 shares. The fair market value of a share of the Company's Common Stock on April 20, 2000 was $11.00.

2000 GRANTS AND AWARDS

     On April 12, 2000 the Compensation Committee granted stock options under the 1998 Award Plan to certain officers and key employees of the Company and its subsidiaries, as follows:

                                                                 NUMBER OF
                                                                SECURITIES
                                                                UNDERLYING
                     NAME AND POSITION                        OPTIONS GRANTED
                     -----------------                        ---------------
Named Executive Officers....................................        40,000
All Current Executive Officers as a Group
  (Including the Named Executive Officers)..................       160,000
All Current Non-Executive Directors.........................           N/A
All Employees as a Group....................................     1,300,000

     The per-share exercise price of the options granted on April 12, 2000 is $11.3125, which is the fair market value of a share of Common Stock on April 12, 2000. Any benefit to the grantees will be based on the spread between the fair market value on the exercise date and $11.3125. Since it is not possible to determine when the options will be exercised by the grantees, benefits, if any, under the 1998 Award Plan are not determinable.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

     A participant does not realize taxable income, and no tax deduction is available to the Company, upon either the grant or exercise of an incentive stock option ("ISO"). If a Participant holds the shares acquired upon the exercise of an ISO for more than one year after the option exercise and more than two years after the date of the option grant (the "Holding Period"), the difference between the option price and the amount realized upon the sale of the shares will be treated as long-term capital gain or loss and no deduction will be available to the Company. If the shares are sold before the expiration of the Holding Period, the Participant will realize ordinary income and the Company will be entitled to a deduction for the portion of the gain, if any, equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition. Any further gain or loss will be taxable as long-term or short-term capital gain or loss depending upon the holding period before disposition.

     A participant does not realize taxable income, and no deduction is available to the Company, upon the grant of a nonstatutory option. When an option is exercised, the excess of the fair market value of the shares on the date of exercise over the exercise price of the option will be taxable to the participant and deductible by the Company. The tax basis of shares acquired will be the fair market value of the shares on the exercise date. For shares held for more than one year following the exercise date, the participant will realize long-term capital gain or loss upon disposition.

     The Company believes that compensation received by participants on the exercise of nonstatutory options or the disposition of shares acquired upon the exercise of any ISOs will be considered performance-based compensation and thus not subject to the $1 million limit of Section 162(m) of the Internal Revenue Code.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

       PROPOSAL 4.   REAPPROVAL OF THE PERFORMANCE GOALS AND APPROVAL OF
              AMENDMENT OF THE ANNUAL INCENTIVE COMPENSATION PLAN

     Under Section 162(m) of the Internal Revenue Code, the Company cannot deduct certain compensation in excess of $1 million paid to the named executive officers of the Company. Certain compensation, including compensation paid based on the achievement of preestablished performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by shareholders. Shareholders approved the Annual Plan, amended and restated as of January 28, 1996, at the 1996 annual meeting, which satisfied these requirements. Section 162(m) requires that shareholders reapprove the performance goals under the plan every five years.

MATERIAL FEATURES OF THE ANNUAL PLAN

     The following is a summary of the principal features of the Annual Plan and is qualified in its entirety by the complete text of the Annual Plan, as proposed to be amended, which is attached as Appendix B. Capitalized terms used but not defined in the following summary shall have the meanings contained in the Annual Plan.

     The purposes of the Annual Plan are to reinforce corporate, organizational, and business development goals; to promote the achievement of year-to-year financial and other business objectives; to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for year-to-year achievements; and to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code with regard to Covered Employees.

     The Annual Plan is administered by a Committee, composed of two or more members of the Compensation Committee of the Board, each of whom is an "outside director" under Section 162(m) of the Internal Revenue Code. The Committee has the authority to grant awards, determine performance criteria, certify attainment of performance goals, construe and interpret the Annual Plan and make all other determinations deemed necessary or advisable for the administration of the Annual Plan.

     Participation in the Annual Plan is limited to those officers and other key employees of the Company as selected by the Committee. In determining the persons to whom awards shall be granted, the Committee takes into account such factors as the Committee deems appropriate to accomplish the purposes of the Annual Plan.

     Annual Plan awards relate to a period coinciding with the Company's fiscal year (the "Performance Period"). The individual target award for each participant is expressed as a percentage of Annual Base Salary. Unless otherwise determined by the Committee, payment for such awards shall be made only if and to the extent performance goals for the Performance Period are attained and, in the case of Participants who are executive officers of the Company ("Covered Employees"), generally only if the participant remains employed by the Company throughout the fiscal year. The Committee, in its sole discretion, may make an Interim Payment to any participant other than a Covered Employee who terminates employment prior to the end of the Performance Period. Payment to Covered Employees may be made only after attainment of the performance goals has been certified by the Committee.

     Notwithstanding the foregoing, pursuant to a written agreement executed prior to the beginning of the relevant Plan Year in accordance with any deferred compensation program applicable to a participant (a "Deferred Compensation Program"), the participant may elect to defer receipt of payments earned under the Annual Plan. Any award deferred by a Covered Employee shall not increase (between the date on which the award is credited to any Deferred Compensation Program applicable to such Covered Employee and the payment date) by a measuring factor for each year greater than either (x) one hundred and twenty percent (120%) of the applicable federal long-term rate, compounded annually, and as set as of the first day of the calendar year; or (y) a hypothetical investment in shares of the Company's Common Stock (as determined under such Deferred Compensation Program), as irrevocably elected by the Covered Employee in the deferral agreement. The participant shall have no right to receive payment of any deferred amount until he or she has a right to receive such amounts under the terms of the applicable Deferred Compensation Program. In no event shall payment for a fiscal year be made to a Covered Employee under the Annual Plan, as amended, in an amount which exceeds $1.5 million.

     The Committee may at any time and from time to time alter, amend, suspend or terminate the Annual Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Annual Plan to continue to comply with Section 162(m) of the Internal Revenue Code shall be effective unless it is approved by the required vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any participant, without such participant's consent, under an award previously granted under the Annual Plan.

     Since performance goal criteria may vary from year to year, benefits under the Annual Plan are not determinable. The Annual Plan is designed to provide payments only if the performance goals established by the Committee have been met and the attainment of such performance goals has been certified by the Committee. For example, since the targets established by the Committee for 1999 were not achieved, no awards were paid for 1999 under the Annual Plan.

REAPPROVAL OF PERFORMANCE GOALS

     The Annual Plan provides that the Compensation Committee generally has the authority to determine the performance goals that will be in effect for a performance period. The Committee also has the authority to incorporate provisions in the performance goals allowing for adjustments in recognition of unusual or non-recurring events affecting the Company or our financial statements or in response to changes in applicable laws, regulations or accounting principles. The Committee has the authority to determine the performance goals of the executive officers ("Covered Employees") solely to the extent permitted by Section 162(m) of the Internal Revenue Code.

     The performance goals for the Covered Employees will be determined by the Compensation Committee based on one or more of the following criteria:

     - the attainment of certain target levels of, or percentage increase in,
        - pretax profit;
        - after-tax profits of the Company (or a subsidiary, division, or other operational unit of the Company);
        - after-tax or pre-tax return on shareholders' equity of the Company (or any subsidiary, division or other operational unit of the Company);

     - the attainment of certain target levels of, or a specified increase in,
        - operational cash flow of the Company (or a subsidiary, division, or other operational unit of the Company);
        - return on invested capital or return on investment;

     - the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, if any, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;

     - the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division or other operational unit of the Company);

     - the attainment of certain target levels of, or a specified percentage increase in, revenues, net income, or earnings before interest, taxes, depreciation and/or amortization of the Company (or a subsidiary, division or other operational unit of the Company);

     - the attainment of a certain target level of, or a reduction in, selling, general and administrative expense as a percentage of revenue of the Company (or any subsidiary, division or other operational unit of the Company).

AMENDMENT OF PLAN

     The Board of Directors adopted an amendment to the provision in the Annual Plan that limited the maximum payment in a fiscal year to a Covered Employee to the lesser of 100 percent of that employee's Annual Base Salary or $1.5 million. In his position as Chairman of the Board and Chief Executive Officer, Mr. Hilpert's payout at target under the Annual Plan is 75 percent of his base salary. However, if the Company exceeds the performance goals set out in the plan, Mr. Hilpert's (and other Covered Employees') potential payout could exceed 100 percent of base salary. Therefore, in order to allow for a payout that could exceed 100 percent of base salary if the Company exceeds its performance goals, the Compensation Committee amended the plan, subject to shareholder approval, to remove the cap calculated as a percentage of salary. The provision of the plan that limits the maximum payment to a Covered Employee in a fiscal year under the plan to a maximum of $1.5 million will remain in place.

     We are seeking shareholder approval of the performance goals originally approved by shareholders in 1996 and the above amendment to the plan regarding the maximum payment limitation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

    PROPOSAL 5.   APPROVAL OF THE VENATOR GROUP DIRECTORS STOCK OPTION PLAN

     The Board of Directors has adopted, subject to shareholder approval, the Venator Group Directors Stock Option Plan (the "Directors Option Plan"), effective upon shareholder approval at the 2000 annual meeting. The following is a summary of the material terms of the Directors Option Plan and is qualified in its entirety by the complete text of the Directors Option Plan, which is attached as Appendix
C. The capitalized terms used in this summary but not defined in this summary have the meanings given to them in the Directors Option Plan.

PURPOSE

     The purpose of the Directors Option Plan is to promote the interests of the Company and our shareholders by increasing the proprietary interest of non-employee directors in the growth and performance of the Company.

ELIGIBILITY

     Directors of the Company who are not employees of the Company or our subsidiaries or affiliates ("Eligible Directors") are eligible to participate in the Directors Option Plan. There are currently nine Eligible Directors on the Board, although it is not intended that the two retiring directors will participate in this plan. David Y. Schwartz would become an Eligible Director upon his election to the Board.

TYPES OF AWARDS UNDER THE DIRECTORS OPTION PLAN

     Effective on the date the Company's shareholders approve the Directors Option Plan and on the first business day of each fiscal year of the Company commencing thereafter, each Eligible Director will be granted an option under the plan to purchase that number of shares of Common Stock having a market value of $50,000 on the date of grant, at a per share exercise price equal to the fair market value of a share of the Company's Common Stock on such date. All options granted under the plan will be nonstatutory options not intended to qualify under Section 422 of the Internal Revenue Code. Each stock option granted will:

     - vest in three equal annual installments, beginning with the first anniversary of the date of grant; and

     - expire on the earlier of the tenth anniversary of the date of grant or one year from the date on which the participant ceases to be an Eligible Director. The exercise price per share of Common Stock shall be 100 percent of the fair market value on the date the option is granted. The exercise price of options must be paid in cash.

NUMBER OF AUTHORIZED SHARES

     The maximum number of shares of Common Stock that may be granted under the Directors Option Plan is 100,000. Shares of Common Stock subject to options that are forfeited, terminated or cancelled will again be available for awards. The shares of Common Stock to be delivered upon exercise under the Directors Option Plan will be made available from the authorized but unissued shares of Common Stock or from treasury shares. The number and class of shares available under the Directors Option Plan and/or subject to outstanding options may be adjusted by the Board of Directors to prevent dilution or enlargement of rights if various changes in the capitalization occur.

ADMINISTRATION OF THE DIRECTORS OPTION PLAN

     The Directors Option Plan will be administered by the Board of Directors. Subject to the provisions of the Directors Option Plan, the Board will be authorized to interpret the Directors Option Plan, to establish, amend and rescind any rules and regulations relating to the plan and to make all other determinations necessary or advisable for its administration; provided however, that the Board will not have discretion with respect to the selection of directors to receive options, the number of shares of Common Stock subject to any such options, the purchase price or the timing or term of grants of options. The determinations of the Board in the administration of the Directors Option Plan shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Directors Option Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the plan. The validity, construction and effect of the Directors Option Plan and any rules and regulations relating to it shall be determined in accordance with the laws of the State of New York.

TRANSFERABILITY

     The options granted under the Directors Option Plan may not be assigned or transferred, except by will or the laws of descent and distribution

TERM OF PLAN

     No option may be granted under the Directors Option Plan after June 8, 2010.

AMENDMENTS

     The Directors Option Plan may be amended by the Company's Board of Directors, as it shall deem advisable or to conform to any change in any applicable law or regulation; provided, that the Company's Board of Directors may not, except in certain limited circumstances, without the approval of the shareholders:

     - increase the number of shares of Common Stock that may be purchased pursuant to options, either individually or in the aggregate;

     - change the requirement that options granted be priced at fair market value;

     - modify in any manner the class of individuals who constitute Eligible Directors; or

     - materially increase benefits to the participants in the plan.

AWARDS

     No options have been granted under the Directors Option Plan to date. Subject to shareholder approval of the Directors Option Plan, the following table sets forth the number of securities underlying the options that would be granted during fiscal 2000 under the plan, effective on the date of the 2000 annual meeting, assuming eight Eligible Directors on that date and a fair market value per share on that date of $10.00. The exercise price of the options will be equal to the fair market value on the date of grant. Each option will vest in three equal annual installments, beginning with the first anniversary of the date of grant.

             2000 NON-EMPLOYEE DIRECTORS STOCK PLAN BENEFITS TABLE

                                                              NUMBER OF SECURITIES
                                                               UNDERLYING OPTIONS
                     NAME AND POSITION                              GRANTED
                     -----------------                        --------------------
Non-Employee Director Group.................................     40,000 Shares
(assuming 8 eligible non-employee directors and a fair
  market value per share of $10.00)

     Any benefit to the non-employee directors would be based on the spread between the fair market value on the exercise date and the exercise price. Since it is not possible to determine when the options will be exercised, benefits, if any, are not determinable.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

     An Eligible Director does not realize taxable income, and no deduction is available to the Company, upon the grant of a nonstatutory option. When an option is exercised, the excess of the fair market value of the shares on the date of exercise over the exercise price of the option will be taxable to the participant and deductible by the Company. The tax basis of shares acquired will be the fair market value of the shares on the exercise date. For shares held for more than one year following the exercise date, the participant will realize long-term capital gain or loss upon disposition.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5.

DEADLINES FOR NOMINATIONS AND SHAREHOLDER PROPOSALS

     The Company's By-laws require that notice of nominations to the Board of Directors proposed by shareholders be received by the Secretary of the Company, along with certain other specified material, at least 75 days prior to the meeting of shareholders at which directors are to be elected. Any shareholder who wishes to nominate a candidate for election to the Board should obtain a copy of the relevant section of the By-laws from the Secretary of the Company.

     Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2001 annual meeting must be received by the Secretary of the Company no later than December 28, 2000 in order to be considered for inclusion in the 2001 proxy statement. In order for proposals of shareholders made outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Secretary of the Company no later than March 13, 2001. All proposals should be addressed to the Secretary, Venator Group, Inc., 112 West 34th Street, New York, New York 10120.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented at the 2000 annual meeting. If other matters properly come before the meeting, including matters which may have been proposed for inclusion in the Company's proxy materials but were omitted pursuant to the rules of the SEC, the persons named as proxies will exercise their discretionary authority to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          GARY M. BAHLER
                                          Secretary

April 27, 2000

                      ------------------------------------

                                                                      APPENDIX A

           VENATOR GROUP 1998 STOCK OPTION AND AWARD PLAN, AS AMENDED

1.  PURPOSE.

     The purpose of the Venator Group 1998 Stock Option and Award Plan (the "Plan") is to align the interests of officers and other employees of Venator Group, Inc. and its subsidiaries (collectively, the "Company") with those of the shareholders of Venator Group, Inc. ("Venator Group"); to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievements.

2.  DEFINITIONS.

     The following terms, as used herein, shall have the following meanings:

     (a) "Award" shall mean any Option, Restricted Stock, SAR or Other Stock-Based Award granted pursuant to the Plan.

     (b) "Award Agreement" shall mean any written agreement, contract, or other instrument or document between Venator Group and a Participant evidencing an Award.

     (c) "Board" shall mean the Board of Directors of Venator Group.

     (d) "Cause" shall mean, with respect to a Participant's Termination of Employment, (i) in the case where there is no employment agreement between the Company and the Participant, or where there is an employment agreement, but such agreement does not define cause (or words of like import), termination due to a Participant's dishonesty, fraud, material insubordination or refusal to perform for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company, or (ii) in the case where there is an employment agreement between the Company and the Participant, termination that is or would be deemed to be for cause (or words of like import) as defined under such employment agreement.

     (e) "Change in Control" shall mean the occurrence of an event described in
Section 9(f) hereof.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "Committee" shall mean a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall be intended to consist of two (2) or more non-employee directors, each of whom shall be an "non-employee director" as defined in Rule 16b-3 and an "outside director" as defined under Section 162(m) of the Code. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

     (h) "Company" shall mean, collectively, Venator Group and all of its subsidiaries now held or hereafter acquired.

     (i) "Disability" shall mean a disability which would qualify as such under Venator Group's Long-Term Disability Plan.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (k) "Fair Market Value" of a share of Stock shall mean, as of any date, the average of the high and low prices of a share of such Stock as reported for such date on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if Stock was not traded on the New York Stock Exchange on such date, the "Fair Market Value" of a share of Stock as of such date shall be the average of the high and low prices of a share of such Stock as reported on said Composite Tape on the next preceding date on which such trades were reported on said Composite Tape.

     (l) "Good Reason" shall mean, with respect to a Participant's Termination of Employment, (1) in the case where there is no employment agreement between the Company and the Participant, or where there is an employment agreement, but such agreement does not define good reason (or words of like import), a voluntary termination due to "good reason," as the Committee, in its sole discretion, decides to treat as a Good Reason termination; or (2) in the case where there is an employment agreement between the Company and the Participant, a termination due to "good reason" (or words of like import), as specifically provided in such employment agreement.

     (m) "Incentive Stock Option" shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

     (n) "Nonqualified Stock Option" shall mean an Option other than an Incentive Stock Option.

     (o) "Other Stock-Based Award" shall mean an award, granted pursuant to this Plan, that is valued in whole or in part by reference to, or is payable in or otherwise based on Stock.

     (p) "Option" shall mean the right, granted pursuant to this Plan, of a holder to purchase shares of Stock under the Stock Option and SAR Program at a price and upon the terms to be specified by the Committee.

     (q) "Participant" shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein.

     (r) "Plan" shall mean the Venator Group 1998 Stock Option and Award Plan.

     (s) "Plan Year" shall mean Venator Group's fiscal year.

     (t) "Restricted Stock" shall mean any shares of Stock issued to a Participant, without payment to the Company to the extent permitted by applicable law, pursuant to Section 7(a) of the Plan.

     (u) "Restriction Period" shall have the meaning set forth in Section
7(b)(4).

     (v) "Retirement" shall mean a Participant's Termination of Employment without Cause from the Company who (i) has retired from the employ of the Company and is entitled to a distribution from the Venator Group Retirement Plan, any successor plan thereto or any other tax-qualified, tax-registered or tax-favored retirement plan or scheme sponsored or maintained by any member of the Company or, (ii) if a Participant is not covered by such plan, has attained at least his or her 65th birthday.

     (w) "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

     (x) "Section 162(m) of the Code" shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

     (y) "Stock" shall mean shares of common stock, par value $.01 per share, of Venator Group.

     (z) "SAR" shall mean a tandem or freestanding stock appreciation right, granted to a Participant under Section 6(a)(7) or 6(b), as the case may be, to be paid in an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

     (aa) "Stock Option and SAR Program" shall mean the program set forth in
Section 6 hereof.

     (bb) "Ten Percent Shareholder" shall mean a Participant who, at the time an Incentive Stock Option is to be granted to such Participant, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a parent corporation or subsidiary corporation within the meaning of Code Sections 424(e) or 424(f), respectively.

     (cc) "Termination of Employment" shall mean (1) a termination of service for reasons other than a military or personal leave of absence granted by the Company or a transfer of a Participant from or among the

Company and a parent corporation or subsidiary corporation, as defined under Code Sections 424(e) or 424(f), respectively; or (2) when a subsidiary, which is employing a Participant, ceases to be a subsidiary corporation, as defined under
Section 424(f) of the Code.

     (dd) "Transfer" or "Transferred" or "Transferable" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer.

     (ee) "Venator Group" shall mean Venator Group, Inc., a New York corporation.

3.  ADMINISTRATION.

     (a) The Committee. The Plan shall be administered and interpreted by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted and the number of shares of Stock to which an Award may relate; to determine the terms, conditions, restrictions and performance criteria, not inconsistent with the terms of this Plan, relating to any Award (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture or waiver thereof, based on such factors, if any, as the Committee shall determine in its sole discretion); to determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside this Plan; to determine whether, to what extent and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered (provided that in no event shall the foregoing be construed to permit the repricing of an Option (whether by amendment, cancellation and regrant or otherwise) to a lower exercise price); to make adjustments in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to determine whether to require, as a condition of the granting of any Award, a Participant to not sell or otherwise dispose of Stock acquired pursuant to the exercise of an Option or Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option or Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     Subject to Section 9(e) hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect but only to the extent any such action would be permitted under the applicable provisions of both Rule 16b-3 and
Section 162(m) of the Code. The Committee may adopt special guidelines for persons who are residing in, or subject to taxes of, countries other than the United States to comply with applicable tax and securities laws.

     The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

     The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

     (b) Designation of Consultants/Liability.

     The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

     The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to Section 3(b) shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted hereunder. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members of former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

4.  ELIGIBILITY.

     Awards may be granted to officers and other employees of the Company in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.  STOCK SUBJECT TO THE PLAN; LIMITATION ON GRANTS.

     (a) The maximum number of shares of Stock reserved for issuance pursuant to the Plan or with respect to which Awards may be granted shall be twelve million (12,000,000) shares, subject to adjustment as provided herein, except that the number of such shares reserved for issuance as Restricted Stock and Other Stock-Based Awards shall be three million (3,000,000) shares. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that, to the extent required for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock, the number of shares with respect to such Awards shall not be available for Awards hereunder unless dividends paid on such shares are also forfeited, cancelled, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than par value.

     (b) During the term of this Plan, no Participant can receive Options, Restricted Stock, Other Stock-Based Awards and freestanding SARs, relating to shares of Stock which in the aggregate exceed ten percent (10%) of the total number of shares of Stock authorized pursuant to the Plan, as adjusted pursuant to the terms hereof.

     (c) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of Venator Group to make or authorize any adjustment, recapitalization, reorganization or other change in Venator Group's capital structure or its business, any merger or consolidation of the Company or any part thereof, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Stock, the dissolution or liquidation of the Company or any part thereof, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

     (d) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, Stock split, reverse Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, reclassification of any capital stock, issuance of warrants or options to purchase Stock or securities convertible into Stock, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

     (e) Fractional shares of Stock resulting from any adjustment in Options and other Awards pursuant to this Section shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half
( 1/2) and rounding-up for fractions equal to or greater than one-half ( 1/2). No cash settlements shall be made with respect to fractional shares of Stock eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option or other Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     (f) In the event of a merger or consolidation in which Venator Group is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of Venator Group's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of Venator Group's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Options and/or any Award, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of his or her Options and Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option or Award Agreements) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

6.  STOCK OPTION AND SAR PROGRAM.

     Each Option or freestanding SAR granted pursuant to this Section 6 shall be evidenced by an Award Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Award Agreement shall comply with and be subject to the following terms and conditions, as applicable:

(a) Stock Options

          (1) Number of Shares. Each Award Agreement shall state the number of shares of Stock to which the Option relates.

          (2) Type of Option. Each Award Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of exercise or otherwise), such Option or portion thereof which does not qualify, shall constitute a separate Nonqualified Stock Option.

          (3) Option Price. Except as set forth in Section 6(a)(8)(B) herein relating to Incentive Stock Options granted to a Ten Percent Shareholder, each Award Agreement shall state the Option price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock covered by the Option on the date of grant. The Option price shall be subject to adjustment as provided in Section 5 hereof. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

          (4) Method and Time of Payment. The Option price shall be paid in full, at the time of exercise, in cash or in shares of Stock having a Fair Market Value equal to such Option price or in a combination of cash and Stock or, in the sole discretion of the Committee, through a cashless exercise procedure. Options may contain provisions permitting the use of shares of Stock to exercise and settle an Option ("Stock Swaps"). With respect to Stock Swaps, shares of Stock shall be valued at Fair Market Value on the date of exercise and shall have the same remaining time period as the shares of Stock that were swapped.

          (5) Term and Exercisability of Options. Each Award Agreement shall provide that each Option shall become exercisable as to fifty percent (50%) of the Stock covered by the Option on the first anniversary of the date the Option was granted and as to an additional fifty percent (50%) of the Stock covered by the Option on the second anniversary of the date the Option was granted, unless the Committee prescribes an exercise schedule of longer duration; provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be ten (10) years from the date of the grant of the Option or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in
     Section 6(a)(6) hereof. An Option may be exercised, as to any or all full shares of Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of Venator Group, specifying the number of shares of Stock with respect to which the Option is being exercised. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of Venator Group receives such notification.

          (6) Termination. Upon a Participant's Termination of Employment by the Company, Options granted to such Participant prior to such termination shall remain exercisable following the effective date of such termination as follows:

             (i) Cause. If a Participant's Termination of Employment is for Cause, all Options granted to such Participant shall be cancelled as of the effective date of such termination.

             (ii) Retirement, Termination of Employment for Good Reason or Disability. Upon a Participant's Retirement, Termination of Employment for Good Reason or Disability, all Options granted to such Participant that are "deemed exercisable" (as defined in the following sentence) on the effective date of such Participant's Retirement, Termination of Employment for Good Reason or Disability shall remain exercisable for a period of three (3) years following such effective date (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option). Those Options that are "deemed exercisable" on and after the effective date of a Participant's Retirement, Termination of Employment for Good Reason or Disability, as provided above, shall consist of all unexercised Options (or portions thereof) that are immediately exercisable on such date plus those Options (or portions thereof) that would have become exercisable had such Participant not retired or had his employment not terminated until after the next succeeding anniversary of the date of grant of each such Option;

             (iii) Other Terminations of Employment. If a Participant's Termination of Employment by the Company is for any reason other than those described in subsections (i) or (ii) above, his "deemed exercisable" Options, which, for purposes of this subsection, shall mean all Options (or portions thereof) granted to such Participant that are immediately exercisable on the effective date of such Termination of Employment shall remain exercisable as follows: (A) if such Participant has ten (10) or more years of service with the Company, such period of service to be determined as of such effective date of termination, for a period of one year from the effective date of such Termination of Employment (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option), or (B) if a Participant has less than ten (10) years of service with the Company, for a period of three (3) months from the effective date of such Termination of Employment (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option).

             (iv) Death.

                (A) If a Participant dies during the applicable Option exercise period following the effective date of his Retirement, Disability or other Termination of Employment, as described in subsections (ii) or
           (iii) above, his executors, administrators, legatees or distributees shall have a period expiring on the date one year from the date of his death (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option) within which to exercise his "deemed exercisable" Options, as described in such applicable subsection.

                (B) If a Participant dies while employed by the Company, his executors, administrators, legatees or distributees shall have a period expiring on the date one year from the date of his death (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option) within which to exercise his "deemed exercisable" Options, which shall consist of all unexercised Options (or portions thereof) that are immediately exercisable on such date of death plus those Options (or portions thereof) that would have become exercisable had such Participant not died until after the next succeeding anniversary of the date of grant of each such Option.

             (v) Buyout and Settlement Provisions. The Committee may at any time on behalf of the Company offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

          (7) Tandem Stock Appreciation Rights. The Committee shall have authority to grant a tandem SAR to the grantee of any Option under the Plan with respect to all or some of the shares of Stock covered by such related Option. A tandem SAR shall, except as provided in this paragraph (7), be subject to the same terms and conditions as the related Option. Each tandem SAR granted pursuant to the Plan shall be reflected in the Award Agreement relating to the related Option.

                (A) Time of Grant. A tandem SAR may be granted either at the time of grant, or at any time thereafter during the term of the Option; provided, however that tandem SARs related to Incentive Stock Options may only be granted at the time of grant of the related Option.

                (B) Payment. A tandem SAR shall entitle the holder thereof, upon exercise of the tandem SAR or any portion thereof, to receive payment of an amount computed pursuant to paragraph (D) below.

                (C) Exercise. A tandem SAR shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be Transferable except to the extent the related Option may be Transferable. A tandem SAR granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Upon the exercise of a tandem SAR, the related Option or part thereof to which such SAR relates, shall be deemed to have been exercised for the purpose of the limitations set forth in Section (a) of the Plan on the number of shares of Stock to be issued under the Plan.

                (D) Amount Payable. Upon the exercise of a tandem SAR, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the price of the Option, by (ii) the number of shares of Stock as to which such tandem SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any tandem SAR by including such a limit at the time it is granted.

                (E) Treatment of Related Options and Tandem SARs Upon
           Exercise. Upon the exercise of a tandem SAR, the related Option shall be cancelled to the extent of the number of shares of Stock as to which the tandem SAR is exercised and upon the exercise of an Option granted in connection with a tandem SAR, the tandem SAR shall be cancelled to the extent of the number of shares of Stock as to which the Option is exercised.

                (F) Method of Exercise. Tandem SARs shall be exercised by a Participant only by a written notice delivered in person or by mail to the Secretary of Venator Group, specifying the number of shares of Stock with respect to which the tandem SAR is being exercised. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the tandem SAR and the related Option to the Secretary of Venator Group, who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. For purposes of this paragraph (F), the date of exercise will be deemed to be the date upon which the Secretary of Venator Group receives such notification.

                (G) Form of Payment. Payment of the amount determined under paragraph (D) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the tandem SAR or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable.

                (H) Limited SARs. The Committee may, in its sole discretion, grant tandem SARs or freestanding SARs either as general SARs or as limited SARs. Limited SARs may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

     (8) Incentive Stock Options. Options granted as Incentive Stock Options shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in this Section 6.

                (A) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and all other Plans of the Company become exercisable for the first time by each Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000). To the extent that such aggregate Fair Market Value exceeds such one hundred thousand dollars ($100,000) limitation, such Options shall be treated as Options which are not Incentive Stock Options and shall be treated as Nonqualified Stock Options.

                (B) Ten Percent Shareholder. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, (x) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of such Incentive Stock Option, and (y) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

                (C) Exercise Following Termination of Employment. If an Eligible Employee does not remain employed by the Company, any parent corporation or subsidiary corporation (within the meaning of Code Sections 424(e) and 424(f), respectively) at all times from the time the Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option.

                (D) Should either (A), (B) or (C) above not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of Venator Group.

     (b) Freestanding Stock Appreciation Rights. The Committee shall have authority to grant a freestanding SAR which is not related to any Option. Freestanding SARs shall be subject to the following terms and conditions:

          (1) Number of Shares. Each Award Agreement relating to freestanding SARs shall state the number of shares of Stock to which the freestanding SARs relate.

          (2) Exercise Price. Each Award Agreement shall state the exercise price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock (to which the freestanding SARs relate) on the date of grant. The exercise price shall be subject to adjustment as provided in Section 5 hereof.

          (3) Term and Exercisability of Freestanding SARs. Each Award Agreement shall provide the exercise schedule for the freestanding SAR as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any freestanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be ten (10) years from the date of the grant of the freestanding SAR or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in paragraph (b)(7) hereof. A freestanding SAR may be exercised, as to any or all full shares of Stock as to which the freestanding SAR has become exercisable, by written notice delivered in person or by mail to the Secretary of Venator Group, specifying the number of shares of Stock with respect to which the freestanding SAR is being exercised. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of Venator Group receives such notification.

          (4) Payment. A freestanding SAR shall entitle the holder thereof, upon exercise of the freestanding SAR or any portion thereof, to receive payment of an amount computed pursuant to paragraph (5) below.

          (5) Amount Payable. Upon the exercise of a freestanding SAR, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the exercise price of such SAR, by
     (ii) the number of shares of Stock as to which such freestanding SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any freestanding SAR by including such a limit at the time it is granted.

          (6) Form of Payment.  Payment of the amount determined under paragraph
     (5) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the freestanding SAR or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable.

          (7) The terms and conditions set forth in Section 6(a)(6) hereof, relating to exercisability of Options in the event of Termination of Employment with the Company, shall apply equally with respect to the exercisability of freestanding SARs following Termination of Employment.

7.  RESTRICTED STOCK.

     Awards granted pursuant to this Section 7 shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.

     (a) Restricted Stock. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

     (b) Awards and Certificates. The prospective Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

          (1) Purchase Price. Subject to the last sentence of Section 5(a), the purchase price for shares of Restricted Stock may be less than their par value and may be zero, to the extent permitted by applicable law.

          (2) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

          (3) Certificates/Legend. Upon an Award of Restricted Stock, the Committee may, in its sole discretion, decide to either have the Company or other escrow agent appointed by the Committee hold the share certificates representing such shares of Restricted Stock in escrow or issue share certificates to the Participant. Regardless of whether the certificates are held in escrow or are given to Participants, each certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

          "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Venator Group (the "Company") 1998 Stock Option and Award Plan and an Agreement entered into between the registered owner and the Company
          dated           . Copies of such Plan and Agreement are on
          file at the principal office of the Company."

          (4) Restrictions. During a period set by the Committee commencing with the date of an Award of Restricted Stock (the "Restriction Period"), shares of Restricted Stock may not be sold, assigned, Transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, as set forth in the Award Agreement and such Award Agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock. Any attempt to dispose of any such shares of Stock in contravention of such restrictions shall be null and void and without effect. Notwithstanding the foregoing, no vesting limitation shall apply, and the Participant's interest in such shares shall be fully vested, in the event of a Change in Control which occurs prior to the expiration of the vesting period set forth in the Award Agreement. Within these limits, based on service, performance and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of such Award (including, without limitation, any deferral of dividends).

          (5) Forfeiture. Subject to such exceptions as may be determined by the Committee, if the Participant's continuous employment with the Company shall terminate for any reason prior to the expiration of the Restriction Period of an Award, or to the extent any goals for the Restriction Period are not met, any shares of Stock remaining subject to restrictions shall thereupon be forfeited by the Participant and Transferred to, and reacquired by, Venator Group at no cost to Venator Group.

          (6) Ownership. Except to the extent otherwise set forth in the Award Agreement, during the Restriction Period the Participant shall possess all incidents of ownership of such shares, subject to Section 7(b)(4), including the right to receive dividends with respect to such shares and to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee, in its sole discretion, as determined at the time of the Award, may permit or require the payment of dividends to be deferred.

          (7) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant.

8.  OTHER STOCK-BASED AWARDS.

     (a) Other Awards. Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, Awards valued by reference to performance of a subsidiary, may be granted either alone or in addition to or in tandem with Stock Options, SARs or Restricted Stock.

     Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Stock under such Awards upon the completion of a specified performance goal or period.

     (b) Terms and Conditions.  Other Stock-Based Awards made pursuant to this
Section 8 shall be subject to the following terms and conditions:

          (1) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and this Plan, the recipient of an Award under this Section shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

          (2) Vesting. Any Award under this Section and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

          (3) Waiver of Limitation. In the event of the Participant's Retirement, Termination of Employment for Good Reason, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this
     Section 8.

          (4) Price. Stock issued on a bonus basis under this Section 8 may be issued for no cash consideration; Stock purchased pursuant to a purchase right awarded under this Section shall be priced as determined by the Committee.

9.  GENERAL PROVISIONS.

     (a) Compliance with Legal Requirements. The Plan and the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

     (b) Nontransferability. No Award shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution. All Awards shall be exercisable, during the Participant's lifetime, only by the Participant. No Award shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be used for the payment of, subject to, or otherwise encumbered by or hypothecated for the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that an Award, other than an Incentive Stock Option, that is otherwise not Transferable pursuant to this Section 9(b) is Transferable in whole or part and in such circumstances, and under such conditions, as specified by the Committee.

     (c) No Right To Continued Employment. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

     (d) Withholding Taxes. Where a Participant or other person is entitled to receive shares of Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Stock or cash pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares.

     Upon the disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option, the Company shall have the right to require the payment of the amount of any taxes which are required by law to be withheld with respect to such disposition.

     Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares of Stock or cash otherwise payable to such Participant (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to the Company previously acquired shares of Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation. A Participant's election to pay his or her withholding tax obligation (in whole or in part) by the method described in (b)(1) above is irrevocable once it is made.

     (e) Amendment and Termination of the Plan. Notwithstanding any other provision of this Plan, the Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires shareholder approval under applicable New York law or in order for the Plan to continue to comply with Rule 16b-3 or
Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company.

Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan. The power to grant Options under the Plan will automatically terminate ten years after the adoption of the Plan by the shareholders. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

     (f) Change in Control. Notwithstanding any other provision of the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a "Change in Control" of Venator Group (as defined in this Section 9(f)) shall occur, (1) all Options and freestanding SARs granted under the Plan that are outstanding at the time of such Change in Control shall become immediately exercisable in full, without regard to the years that have elapsed from the date of grant; (2) unless the Committee determines otherwise at the time of grant pursuant to an Award Agreement or other arrangement or plan granting such Award, all restrictions with respect to shares of Restricted Stock shall lapse, and such shares shall be fully vested and nonforfeitable; and (3) unless the Committee determines otherwise at the time of grant pursuant to an Award Agreement or other arrangement or plan granting such Award, with respect to Other Stock-Based Awards, any performance periods or goals outstanding at the time of a Change in Control shall be deemed to have been attained or any restrictions outstanding at the time of a Change in Control shall lapse.

     For purposes of this paragraph 9(f), a Change in Control of Venator Group shall occur upon the happening of the earliest to occur of the following:

          (i) (A) the making of a tender or exchange offer by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") (other than Venator Group or its subsidiaries) for shares of Stock pursuant to which purchases are made of securities representing at least twenty percent (20%) of the total combined voting power of Venator Group's then issued and outstanding voting securities; (B) the merger or consolidation of Venator Group with, or the sale or disposition of all or substantially all of the assets of Venator Group to, any Person other than (a) a merger or consolidation which would result in the voting securities of Venator Group outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of Venator Group or such surviving or parent entity outstanding immediately after such merger or consolidation; or (b) a merger or capitalization effected to implement a recapitalization of Venator Group (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Exchange Act), of securities representing more than the amounts set forth in (C) below; (C) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), in the aggregate, of securities of Venator Group representing twenty percent (20%) or more of the total combined voting power of Venator Group's then issued and outstanding voting securities by any Person acting in concert as of the date of the Plan; provided, however, that the Board may at any time and from time to time and in the sole discretion of the Board, as the case may be, increase the voting security ownership percentage threshold of this item (C) to an amount not exceeding forty percent (40%); or (D) the approval by the shareholders of Venator Group of any plan or proposal for the complete liquidation or dissolution of Venator Group or for the sale of all or substantially all of the assets of Venator Group; or (ii) during any period of not more than two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into agreement with the Company to effect a transaction described in clause (i)) whose election by the Board or nomination for election by Venator Group's shareholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

     (g) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by any Award until the date of the issuance of a Stock certificate to him for such shares.

     (h) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     (i) No Fractional Shares. Except with respect to fractional shares resulting from any adjustment in Awards pursuant to Section 5, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.

     (j) Legend. The Committee may require each person purchasing shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

     All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (k) Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (l) Listing and Other Conditions.

          (1) As long as the Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Stock pursuant to an Option or other Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

          (2) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes.

          (3) Upon termination of any period of suspension under this Section, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

     (m) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

     (n) Effective Date. The Plan shall take effect upon its adoption by the Board, but the Plan (and any grants of Awards made prior to the shareholder approval mentioned herein) shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, such Awards shall be null and void.

     (o) Death/Beneficiary. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will

(in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of an Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

     (p) Interpretation. The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and, to the extent applicable, with
Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

     (q) Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     (r) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                                                                      APPENDIX B

                                             AS AMENDED THROUGH JANUARY 30, 2000

VENATOR GROUP
ANNUAL INCENTIVE COMPENSATION PLAN
(SHORT-TERM PLAN)

     Effective as of February 1, 1983, the Board of Directors of F.W. Woolworth Co. adopted an Annual Incentive Compensation Plan (the "Prior Plan") for certain employees of F.W. Woolworth Co. Effective as of August 7, 1989, Venator Group, Inc. ("Venator Group") adopted the Prior Plan, as amended. For "Covered Employees" (as defined below), the Prior Plan was amended and restated effective as of January 1, 1994 (the "1994 Plan") and was approved by the shareholders at the 1994 annual meeting. For all other employees, the 1994 Plan was amended and restated effective as of January 1, 1994. For Covered Employees, the 1994 Plan was further amended and restated as of January 28, 1996 (the "1996 Plan"), and was approved by the shareholders at the 1996 annual meeting. For all other employees, the 1996 Plan was further amended and restated as of January 28, 1996. The Board of Directors further amended the 1996 Plan effective January
30, 2000 (the "Plan"), subject to shareholder approval at the 2000 annual meeting.

     The purposes of the Plan are:

          (a) to reinforce corporate organizational and business development goals.

          (b) to promote the achievement of year-to-year and long-range financial and other business objectives such as high quality of service and product, improved productivity and efficiencies for the benefit of our customers' satisfaction and to assure a reasonable return to Venator Group's shareholders.

          (c) to reward the performance of officers and key employees in fulfilling their personal responsibilities for annual achievements.

          (d) to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") or any successor section and the Treasury regulations promulgated thereunder ("Section 162(m) of the Code").

1.  DEFINITIONS.

     The following terms, as used herein, shall have the following meanings:

          (a) "Annual Base Salary" with respect to any Plan Year shall mean the total amount paid by Venator Group and its subsidiaries to a participant during such Plan Year without reduction for any amounts withheld pursuant to participation in a qualified "cafeteria plan" under Section 125 of the Code or in a cash or deferred arrangement under Section 401(k) of the Code. Annual Base Salary shall not include any amount paid or accruing to a participant under the Venator Group Long-Term Incentive Compensation Plan or any other incentive compensation or bonus payment or extraordinary remuneration, expense allowances, imputed income or any other amounts deemed to be indirect compensation, severance pay and any contributions made by Venator Group to this or any other plan maintained by Venator Group or any other amounts which, in the opinion of the Committee, are not considered to be Annual Base Salary for purposes of the Plan.

          (b) "Board shall mean the Board of Directors of Venator Group.

          (c) "Committee" shall mean two or more members of the Compensation Committee of the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Code.

          (d) "Covered Employee" shall mean an officer or key employee of Venator Group who is designated as an executive officer for purposes of Rule 3b-7 of the Securities Exchange Act of 1934 for the relevant Plan Year.

          (e) "Individual Target Award" shall mean the targeted performance award for a Plan Year specified by the Committee as provided in Section 5 herein.

          (f) "Plan Year" shall mean Venator Group's fiscal year during which the Plan is in effect.

2.  ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Committee. No member of the Committee while serving as such shall be eligible for participation in the Plan. The Committee shall have exclusive and final authority in all determinations and decisions affecting the Plan and its participants. The Committee shall also have the sole authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, to delegate such responsibilities or duties as it deems desirable, and to make any other determination that it believes necessary or advisable for the administration of the Plan including, but not limited to: (i) approving the designation of eligible participants; (ii) setting the performance criteria within the Plan guidelines; and (iii) certifying attainment of performance goals and other material terms. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to incorporate provisions in the performance goals allowing for adjustments in recognition of unusual or non-recurring events affecting Venator Group or the financial statements of Venator Group, or in response to changes in applicable laws, regulations, or accounting principles; provided that the Committee shall have such authority with regard to the performance goals of Covered Employees solely to the extent permitted by Section 162(m) of the Code. To the extent any provision of the Plan creates impermissible discretion under Section 162(m) of the Code or would otherwise violate Section 162(m) of the Code with regard to the performance goals of Covered Employees, such provision shall have no force or effect.

3.  PARTICIPATION.

     Participation in the Plan is limited to officers or key employees of Venator Group. Individual participants shall be those employees selected in the sole discretion of the Committee (in the case of Covered Employees) or its designee (in the case of all other officers and key employees). In determining the persons to whom awards shall be granted, the Committee shall take into account such factors as the Committee shall deem appropriate in connection with accomplishing the purposes of the Plan. The Committee may from time to time designate additional participants who satisfy the criteria for participation as set forth herein and shall determine when an officer or key employee of Venator Group ceases to be a participant in the Plan.

4.  RIGHT TO PAYMENT.

     Unless otherwise determined by the Committee in its sole discretion, a participant shall have no right to receive payment under this Plan unless the participant remains in the employ of Venator Group at all times during the applicable Plan Year, provided, however, that the Committee may, in its sole discretion, make an "Interim Payment" to any participant (other than a Covered Employee). Such Interim Payment shall be equal to the amount of the payment the participant would have received, pursuant to Sections 5 and 6 hereof, at the completion of the Plan Year during which such Interim Payment is made (the "Interim Year") and shall be the sum of: (a) the actual performance results achieved relative to the Plan's performance goals with respect to the period from the commencement of the Interim Year to the date of the Interim Payment, and (b) the performance results that would have been achieved had the Plan's budget goal been met for the balance of such Interim Year, multiplied by a fraction, the numerator of which is the number of completed months between the commencement of the Interim Year and the date of the Interim Payment and the denominator of which is 12. Following the close of the Interim Year, the Committee shall make a "Final Payment" to each participant who received an Interim Payment in an amount equal to the difference, if any, between the amount of the Interim Payment and the amount of the payment that would have been made pursuant to Sections 5 and 6 hereof, absent such Interim Payment.

5.  PAYMENT.

     (a) Payment under this Plan to a participant will be made in cash in an amount equal to the achieved percentage of such participant's Annual Base Salary as determined by the Committee for each Plan Year. Such percentage shall be based on the participant's achievement of his or her Individual Target Award. Except to the extent provided for in Section 4 hereof with respect to Interim Payments, payment shall be made only if and to the extent the performance goals with respect to the Plan Year are attained.

     (b) At the beginning of each Plan Year (or, with respect to Covered Employees, within the time period prescribed by Section 162(m) of the Code), the Committee shall establish all performance goals and the Individual Target Awards for such Plan Year and Venator Group shall inform each participant of the Committee's determination with respect to such participant for such Plan Year. Individual Target Awards shall be expressed as a percentage of such participant's Annual Base Salary. At the time the performance goals are established, the Committee shall prescribe a formula to determine the percentages of the Individual Target Award which may be payable based upon the degree of attainment of the performance goals during the Plan Year.

     (c) Notwithstanding anything to the contrary contained in this Plan, (1) the performance goals in respect of awards granted to participants who are Covered Employees, shall be based on one or more of the following criteria: (i) the attainment of certain target levels of, or percentage increase in, pre-tax profit of Venator Group (or a subsidiary, division, or other operational unit of Venator Group); (ii) the attainment of certain target levels of, or a percentage increase in, after-tax profits of Venator Group (or a subsidiary, division, or other operational unit of Venator Group); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of Venator Group (or a subsidiary, division, or other operational unit of Venator Group); (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, Venator Group's bank debt or other long-term or short-term public or private debt or other similar financial obligations of Venator Group, if any, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of Venator Group (or a subsidiary, division or other operational unit of Venator Group); (vi) the attainment of certain target levels of, or a specified percentage increase in, revenues, net income, or earnings before (A) interest, (B) taxes, (C) depreciation and/or (D) amortization, of Venator Group (or a subsidiary, division, or other operational unit of Venator Group); (vii) the attainment of certain target levels of, or a specified increase in, return on invested capital or return on investment; (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders' equity of Venator Group (or any subsidiary, division or other operational unit of Venator Group); and (ix) the attainment of a certain target level of, or reduction in, selling, general and administrative expense as a percentage of revenue of Venator Group (or any subsidiary, division or other operational unit of Venator Group) and (2) in no event shall payment in respect of an award granted for a performance period be made to a participant who is a Covered Employee as of the end of such Plan Year in an amount which exceeds
$1.5 million. Subject to Section 2 of the Plan regarding certain adjustments, in connection with the establishment of the performance goals, the criteria listed above for Venator Group (or any subsidiary, division or other operational unit of Venator Group) shall be determined in accordance with generally accepted accounting principles consistently applied by Venator Group, but before consideration of payments to be made pursuant to this Plan and pursuant to the Venator Group Long-Term Incentive Compensation Plan.

6.  TIME OF PAYMENT.

     Subject to Section 4 hereof, all payments earned by participants under this Plan will be paid within a reasonable period after performance goal achievements for the Plan Year have been finalized, reviewed, approved, and to the extent required by Section 162(m) of the Code, certified by the Committee, except as may otherwise be agreed by a participant and Venator Group in a written agreement executed prior to the beginning of the fiscal year to which it relates in accordance with any deferred compensation program (a "Deferred Compensation Program") applicable to such participant. Venator Group's independent accountants shall examine as of the close of the Plan Year and communicate the results of such examination to the Committee as to the appropriateness of the proposed payments under the Plan. Any award deferred by a Covered Employee shall not increase (between the date on which the award is credited to any Deferred Compensation Program applicable to such Covered Employee and the payment date) by a measuring factor for each fiscal year greater than either (x) one hundred and twenty percent (120%) of the applicable federal long-term rate, compounded annually, and as set as of the first day of the calendar year; or (y) a hypothetical investment in such shares of Venator Group Common Stock, par value $0.01 per share (as determined under such Deferred Compensation Program), as irrevocably elected by the Covered Employee in the deferral agreement. The participant shall have no right to receive payment of any deferred amount until he or she has a right to receive such amounts under the terms of the applicable Deferred Compensation Program.

7.  MISCELLANEOUS PROVISIONS.

     (a) A participant's rights and interests under the Plan may not be sold, assigned, transferred, pledged or alienated.

     (b) In the case of a participant's death, payment, if any, under the Plan shall be made to his or her designated beneficiary, or in the event no beneficiary is designated or surviving, to the participant's estate.

     (c) Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Venator Group.

     (d) Venator Group shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments made pursuant to the Plan.

     (e) The Plan is designed and intended to comply with Section 162(m) of the Code with regard to awards made to Covered Employees, and all provisions hereof shall be limited, construed and interpreted in a manner so to comply.

     (f) The Board or the Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, that, no amendment which requires shareholder approval in order for the Plan to continue to comply with the exception for performance based compensation under Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the shareholders of Venator Group as determined under Section 162(m) of the Code. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any participant, without such participant's consent, under the award theretofore granted under the Plan.

                                                                      APPENDIX C

                   VENATOR GROUP DIRECTORS STOCK OPTION PLAN

1.  PURPOSE

     The purpose of the Venator Group Directors Stock Option Plan (the "Plan") is to promote the interests of Venator Group, Inc. (the "Company") and its shareholders by increasing the proprietary interest of non-employee directors in the growth and performance of the Company by granting such directors options to purchase shares of common stock.

2.  ADMINISTRATION

     The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options, the number of shares subject to any such options, the purchase price thereunder or the timing of grants of options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purpose thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York.

3.  ELIGIBILITY

     The class of individuals eligible to receive grants of options shall be directors of the Company who are not employees of the Company or its affiliates ("Eligible Directors"). Any holder of an option hereunder shall hereinafter be referred to as a "Participant."

4.  SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 6, an aggregate of 100,000 shares of the Company's Common Stock, $.01 per share ("Shares") shall be available for issuance under the Plan. The Shares deliverable upon the exercise of options may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall be terminated for any reason without having been exercised, the Shares subject to, but not delivered under, such option shall be available for issuance under the Plan.

5.  GRANT, TERMS AND CONDITIONS OF OPTIONS

     (a) Subject to shareholder approval of the Plan, each Eligible Director on the date of such approval will be granted on such date an option to purchase that number of shares having a market value of $50,000 on the date of grant. Such market value shall be determined by dividing 50,000 by the Fair Market Value of a Share on the date of grant. "Fair Market Value" shall mean the average of the high and low prices of a Share as reported for such date on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if Shares were not traded on the New York Stock Exchange on such date, the "Fair Market Value" of a Share as of such date shall be the average of the high and low prices of a Share as reported on said Composite Tape on the next preceding date on which such trades were reported on said Composite Tape.

     (b) Each Eligible Director on the first business day of a fiscal year of the Company beginning thereafter, will be granted on such a day an option to purchase that number of shares having a market value of $50,000 on the date of grant. Such market value shall be determined by dividing 50,000 by the Fair Market Value on the date of grant.

     (c) The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and shall have the following terms and conditions:

          (i) Price. The purchase price per Share deliverable upon the exercise of each option shall be 100 percent of the Fair Market Value per Share on the date the option is granted.

          (ii) Payment. Options may be exercised only upon the cash payment of the purchase price thereof in full.

          (iii) Exercisability and Term of Options. Options shall become exercisable in three equal annual installments commencing on the first anniversary of the date of grant, provided the holder of such Option is an Eligible Director on such anniversary, and shall be exercisable until the earlier of ten years from the date of grant or the expiration of the one-year period from the date upon which the Participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iv) below.

          (iv) Termination of Service as Eligible Director. Upon termination of a Participant's service as a director of the Company for any reason, all outstanding options held by such Eligible Director, to the extent then exercisable, shall be exercisable in whole or in part for a period of one year from the date upon which the Participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iii) above.

          (v) Nontransferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the Participant or by the Participant's guardian or legal representative.

          (vi) Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

6.  ADJUSTMENT OF AND CHANGES IN SHARES

     In the event of a stock split, stock dividend, extraordinary cash dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder.

7.  NO RIGHTS OF SHAREHOLDERS

     Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares that may be purchased under any option, in whole or in part, unless and until certificates for such Shares shall have been issued.

8.  PLAN AMENDMENTS

     The Plan may be amended by the Board as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of shareholders of the Company:

     - increase the number of Shares which may be purchased pursuant to options hereunder, either individually or in the aggregate, except as permitted by Section 6,

     - change the requirement of Section 5(b) that option grants be priced at Fair Market Value, except as permitted by Section 6,

     - modify in any respect the class of individuals who constitute Eligible Directors or

     - materially increase the benefits accruing the Participants hereunder.

9.  LISTING AND REGISTRATION

     Each Share shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Shares, no such Shares may be disposed of unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

10.  EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective on the date the Company's shareholders approve the Plan. The Plan shall terminate on the day following the 2010 annual shareholders meeting unless the Plan is extended or terminated at an earlier date or is terminated by exhaustion of the Shares available for issuance hereunder.

P R O X Y


                              VENATOR GROUP, INC.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
               FOR THE ANNUAL MEETING TO BE HELD ON JUNE 8, 2000


Gary M. Bahler, Dale W. Hilpert, Bruce L. Hartman, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Venator Group, Inc., to be held on June 8, 2000, at 10:00 A.M., local time, at Tappan Hill, 81 Highland Avenue, Tarrytown, New York 10591, and at any adjournment or postponement thereof, upon the matters set forth in the Venator Group, Inc. Proxy Statement and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.



Proposal 1. - Election of Directors.                   (Address Changes)

Nominees for Terms Expiring at the Annual
Meeting in 2003:                                 _____________________________
Jarobin Gilbert Jr., Allan Z. Loren and
David Y. Schwartz                                _____________________________

Nominee for Term Expiring at the Annual
Meeting in 2001:                                 _____________________________
Matthew D. Serra
                                                 _____________________________



PLEASE SIGN AND DATE THE REVERSE SIDE OF
THIS PROXY CARD AND PROMPTLY RETURN IT IN
THE ENCLOSED ENVELOPE.


YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                 -------------
                                                                | SEE REVERSE |
                                                                |    SIDE     |
                                                                 -------------

 ------   Please mark your
|  X   |  votes as in this
 ------   example


      DIRECTORS RECOMMEND A VOTE "FOR"
        PROPOSALS 1, 2, 3, 4 AND 5


                         FOR       WITHHELD
1. ELECTION OF         -------     --------    Nominees: 01 Jarobin Gilbert Jr.
   DIRECTORS          |       |   |        |             02 Allan Z. Loren
   (see reverse       |       |   |        |             03 David Y. Schwartz
    side)              -------     --------              04 Matthew D. Serra

FOR, except vote withheld from the
following nominees(s):


___________________________________________


                                                FOR      AGAINST      ABSTAIN
2. APPOINTMENT OF INDEPENDENT ACCOUNTANTS.    -------    --------    ---------
                                             |       |  |        |  |         |
                                              -------    --------    ---------

3. AMENDMENT OF 1998 STOCK OPTION             -------    --------    ---------
   AND AWARD PLAN.                           |       |  |        |  |         |
                                              -------    --------    ---------

4. REAPPROVAL OF PERFORMANCE GOALS AND        -------    --------    ---------
   AMENDMENT OF ANNUAL INCENTIVE             |       |  |        |  |         |
   COMPENSATION PLAN.                         -------    --------    ---------

5. APPROVAL OF DIRECTORS STOCK                -------    --------    ---------
   OPTION PLAN.                              |       |  |        |  |         |
                                              -------    --------    ---------

   I plan to attend meeting.                  -------
                                             |       |
                                              -------

                                             THIS PROXY WHEN PROPERLY EXECUTED
                                             WILL BE VOTED IN THE MANNER
                                             DIRECTED HEREIN. IF NO DIRECTION
                                             IS MADE, THIS PROXY WILL BE VOTED
                                             FOR PROPOSALS 1, 2, 3, 4 AND 5.


SIGNATURE(S) _______________________________________ DATE ______________, 2000

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2000 Annual Meeting of Shareholders of Venator Group, Inc. and any adjournment or postponement thereof.

______________________________________________________________________________
                            * FOLD AND DETACH HERE *

     You may also vote the shares held in your account by telephone or via the Internet. Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. IF YOU CHOOSE TO VOTE BY TELEPHONE OR VIA THE INTERNET, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.

     To vote electronically, please use the following directions:

     * HAVE YOUR PROXY CARD AND SOCIAL SECURITY NUMBER AVAILABLE.

     * BE READY TO ENTER THE PIN NUMBER PRINTED ON THIS CARD JUST BELOW THE PERFORATION.


     Proxy Vote-By-Phone

     * DIAL 1-877-PRX-VOTE (1-877-779-8683) 24 HOURS A DAY, 7 DAYS A WEEK.


     Proxy Vote-By-Internet

     * LOG ON TO THE INTERNET AND GO TO THE WEB SITE http://www.eproxyvote.com/z


     Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.